                                                                   EXHIBIT 10.17

                                  BUCA, INC.


                         SECURITIES PURCHASE AGREEMENT

                                                    Dated as of October 13, 1998


                        [As Amended by Amendment No. 1
                       to Securities Purchase Agreement
                        dated as of December 21, 1998]


To Each of the Persons Named in
  Schedule A to this Agreement
  (the "Purchasers")
        ----------

Ladies and Gentlemen:

  In consideration of the agreement of the Purchasers to purchase the Series C Preferred Shares (as hereinafter defined), as provided for herein, the undersigned BUCA, INC., a Minnesota corporation (the "Company"), hereby agrees
                                                      -------
with each of the Purchasers as follows:

  1.  Authorization of Securities. The Company, by all requisite action, has
      ---------------------------
designated as authorized capital, 3,679,053 Series C Preferred Shares and has authorized the issuance and sale pursuant to this Agreement of 2,614,635 Series C Preferred Shares, to be issued pursuant to and be entitled to the benefits of the capital stock provisions of the Articles of Incorporation of the Company, as amended, (the "Articles"; the Articles of Incorporation of the Company, as
               --------
amended, shall hereinafter be referred to as the "Articles of Incorporation") as
                                                  -------------------------
set forth in Exhibit 1 hereto.

  The Company, by all requisite action, has authorized the issuance and sale to the Purchasers of the Contingent Value Rights in the form annexed hereto as
Exhibit 3 ("CVRs," and together with the Series C Preferred Shares, the
            ----
"Purchased Securities") in accordance with the provisions of this Agreement.
---------------------
The CVRs shall be exercisable for Series C Preferred Shares having the rights, privileges and conditions set forth in the Articles or, in the event that the Common Stock (as hereinafter defined) is traded on a national securities exchange, the NASDAQ National Market or the NASDAQ Small Cap Market, then Common Stock as provided therein.

  The term "Series C Preferred Shares" as used herein shall mean the series C
            -------------------------
convertible preferred shares set forth in Schedule A hereto, any series C convertible preferred shares issued pursuant to a Phase II Closing (as hereinafter defined) and all preferred shares of the Company issued in exchange or substitution therefor. The term "Series B Preferred Shares" as used herein
                                     -------------------------
shall mean the series B convertible preferred shares issued by the Company pursuant to the Stock Purchase Agreement, dated September 2, 1997, among the Company and the parties named therein (the "1997 Stock Purchase Agreement"), and
                                            -----------------------------
all preferred shares issued in exchange or substitution therefor. The term "Series A Preferred Shares" as used herein shall mean the Series A convertible
--------------------------
preferred shares issued by the Company pursuant to the Stock Purchase

Agreement, dated October 23, 1996, among the Company and the parties named therein (the "1996 Stock Purchase Agreement"), and all preferred shares issued
              ------------------------------
in exchange or substitution therefor. The term "Preferred Shares" as used herein
                                                ----------------
shall mean the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

  The Series C Preferred Shares shall be convertible into shares of the Company's Common Stock (such shares of Common Stock into which the Series C Preferred Shares are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "Conversion Stock"), initially at the rate of one share of Conversion
           ----------------
Stock for each Series C Preferred Share (subject to adjustment as hereinafter provided), all as more fully set forth in the Articles; provided, that the
                                                        --------
Series C Conversion Price (as defined in the Articles of Incorporation) per Series C Preferred Share purchased at a Phase II Closing shall increase by an amount equal to ten percent (10%) per annum computed on $5.125 for the period from October 5, 1998, or the date the Articles are first amended to provide for the authorization of the Series C Preferred Shares (as evidenced by the filing of such amendment with the Secretary of State of the State of Minnesota), whichever is the last to occur, until the time of such Phase II Closing. The Series C Preferred Shares shall be subject in all respects to all of the other provisions of the Articles.

  The CVRs shall be convertible into either Series C Preferred Shares or Common Stock (such Series C Preferred Shares or shares of Common Stock issued pursuant to the CVRs and all shares of capital stock of the Company issued in exchange or substitution therefor being hereinafter sometimes referred to as the "CVR
                                                                      ---
Stock"), all as more fully set forth in Exhibit 3 hereto.
-----

  2.  Sale and Purchase of Securities.
      -------------------------------

      (a) Subject to the terms and conditions hereof, on the Phase I Closing Date (as hereinafter defined) the Company shall sell, assign, transfer, convey and deliver to each Purchaser, and each Purchaser shall purchase from the Company, free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions imposed by the Amended and Restated Shareholder Agreement, in the form of Exhibit 2 hereto (the "Stockholders' Agreement")),
                                                   -----------------------
  the number of Series C Preferred Shares and CVRs set forth opposite such Purchaser's name in Schedule A hereto.

      (b) Subject to the terms and conditions hereof, on each Phase II Closing Date (as hereinafter defined) the Company shall sell, assign, transfer, convey and deliver to each of the first six Purchasers named in Schedule A (each a "Centre Purchaser" and collectively, the "Centre Purchasers"), in
   ----------------                         -----------------
  proportion to the maximum number of Series C Preferred Shares and CVRs reflected on Schedule A hereto, and each Centre Purchaser shall purchase from the Company, free and clear of all pledges, liens, encumbrances and restrictions (other than restrictions imposed by the Stockholders Agreement), the number of Purchased Securities specified in a notice provided pursuant to
  Section 2(d) below.

      (c) The purchase price for the Purchased Securities purchased on the Phase I Closing Date or any Phase II Closing Date shall be $5.125 per unit consisting of one Series C Preferred Share and one CVR (the "Purchase
                                                               --------
  Price"), and the aggregate purchase price paid by the Purchasers for the
  -----
  Purchased Securities purchased on the Phase I Closing shall be $8,400,007.02, and the aggregate purchase price paid by the Centre Purchasers for the Purchased Securities purchased in all Phase II Closings shall not exceed $5,000,000.


      (d) The aggregate number of Purchased Securities to be issued on a Phase II Closing Date shall be specified (i) in the event of a Phase II Closing initiated by the Company, in one or more written notices given by the Company to the Centre Purchasers at any time prior to October 13, 1999 (the aggregate number of Series C Preferred Shares to be issued on any Phase II Closing Date not to be less than 400,000 or in the event that fewer than 400,000 shares remain, all such remaining shares as set forth in the proviso hereto), or (ii) in the event less than 975,610 Series C Preferred Shares have been issued in one or more Phase II Closings initiated by the Company on or prior to October 13, 1999, in a written notice given on or prior to October 13, 1999 by the Centre Purchasers to the Company; provided that the aggregate number of Series
                                    --------
  C Preferred Shares purchased in all Phase II Closings shall not exceed 975,610. The Company shall be permitted to initiate a Phase II Closing hereunder solely for the purpose of funding impending working capital and expansion capital requirements in excess of funds on hand and availability under loan facilities.

      (e) The Company and the Purchasers hereby acknowledge and agree that the Series C Preferred Shares and the CVRs should be treated as an investment unit under principles similar to rules governing debt instruments under
  Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding anything to the contrary contained herein, the
   ----
  Company and the Purchasers hereby further acknowledge and agree that, for United States federal, state and local income and franchise tax purpose, the "issue price" of the Series C Preferred Shares under Section 305 of the Code shall equal $5.07 per share and that they will use the foregoing issue price for all income and franchise tax purposes with respect to the transactions contemplated herein. The Purchasers and the Company also agree to allocate the remainder of the Purchase Price to the CVRs.

  3.  Closings.
      --------

      (a) Subject to the satisfaction of the conditions set forth in Section 7, the closing of the sale to, and purchase by, the Purchasers of the Purchased Securities provided for in Section 2(a) hereof (the "Phase I Closing")
                                                       ---------------
  shall occur at the offices of Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at the hour of 8:30 A.M., Minneapolis time, on October 13, 1998 or on such other day or at such other time or place as the Purchasers and the Company shall mutually agree upon (the "Phase I Closing Date").
   --------------------

      (b) Subject to the satisfaction of the conditions set forth in Section 8, the closing(s) of the sale to, and purchase by, the Centre Purchasers of the Purchased Securities provided for in Section 2(b) hereof (each a "Phase II
                                                                    --------
  Closing" and, collectively with the Phase I Closing, sometimes referred to
  -------
  herein as a "Closing") shall occur at the offices of Faegre & Benson LLP,
               -------
  2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at the hour of 8:30 a.m., Minneapolis time, on the date that is fifteen (15) Business Days following the date of the written notice(s) triggering such purchase and sale, or on such other day or at such other time or place as the Centre Purchasers and the Company shall mutually agree upon. The date on which a Phase II Closing shall be held is referred to in this Agreement as a "Phase II
                                                                        --------
  Closing Date."
  ------------

      (c) At each Closing, (i) the Company shall deliver to the Purchasers certificates representing the Series C Preferred Shares and CVRs being purchased by the Purchasers, registered in their respective names as stated in Schedule A hereto, against payment of the amount of the purchase price therefor, payable in accordance with Section 2 hereof by wire transfer of immediately available funds to an account designated in writing by the Company and (ii) the parties shall make the other deliveries provided in Section 16 or 17 hereof, as applicable.

  4.  Restriction on Transfer of Securities.
      -------------------------------------

      4.1  Restrictions.  The Purchased Securities and the Conversion Stock
           ------------
  are transferable only pursuant to (a) a public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) Rule 144 (or
                                           --------------
  any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

      4.2  (a)  Legend.  Each certificate representing Purchased Securities
                ------
  shall be endorsed with the following legend:

      "The securities evidenced hereby may not be transferred without (i) the opinion of counsel reasonably satisfactory to the Company that such transfer may be lawfully made without registration under the federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

  Upon the conversion of any Series C Preferred Shares, unless the Company receives an opinion of counsel from the holder of such a security reasonably satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock issuable upon such conversion may be made without registration, or unless such Conversion Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

  The aforesaid legend shall be removed with respect to securities held for at least two years (including, with respect to the Conversion Stock, the period during which the related converted Series C Preferred Shares had been held) by a person who has not been an affiliate of the Company (as defined in Rule 144 under the Securities Act) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

          (b)  Stop Transfer Order.  A stop transfer order shall be placed
               -------------------
with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in paragraph (a) above).

     4.3  Removal of Legend.  Any legend endorsed on a certificate or instrument
          -----------------
evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) in accordance with Section 4.2(a) hereof, (b) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (c) if such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

     4.4  Register of Securities.  The Company or its duly appointed agent shall
          ----------------------
maintain separate registers for the Series C Preferred Shares and the CVRs in which it shall register the issuance and transfer of such securities. All transfers of Series C Preferred Shares and CVRs shall be recorded on the registers maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections 4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

  5. Representations and Warranties by Company.  The Company represents and
     -----------------------------------------
warrants to the Purchasers that:

     5.1  Organization, Standing, Etc. The Company and each of its Subsidiaries
          ----------------------------
is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company has all requisite corporate power and authority to issue the Purchased Securities, the Conversion Stock and the CVR Stock, and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchasers or their agents prior to the execution of this Agreement are true, correct and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization except as set forth in Schedule 5.1 hereto.
                                    ------------

     5.2  Qualification.  The Company and each of its Subsidiaries is duly
          -------------
qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction, wherein the nature of its activities or of its properties owned or leased makes such qualification or authorization necessary and failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect (as hereinafter defined). Schedule
                                                                     --------
5.2 sets forth a true, correct and complete list of each jurisdiction in which
---
the Company or any of its Subsidiaries is qualified or authorized to do business as a foreign corporation.

     5.3  Financial Statements.  Attached hereto as Schedule 5.3 are (a) the
          --------------------                      ------------
audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995 and 1996 and December 28, 1997 together with the related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended and (b) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at June 28, 1998, and the related consolidated statement of operations for the six months then ended and for the comparable periods in the prior year, prepared by the Company (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). The Financial Statements (i)
                            --------------------
have been prepared from the books and records of the Company and its Subsidiaries, (ii) present fairly the financial condition of the Company and its Subsidiaries at the balance sheet dates and the results of its operations, shareholders' equity and cash flows as at the dates and for the periods therein specified, and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the
                        ----
periods indicated, except, in the case of the six-month financial statements, for the failure of the unaudited financial statements to include the footnotes required by GAAP, and subject to normal year-end audit adjustments that will not individually or in the aggregate be material. For the purposes hereof, December 28, 1997 is referred to as the "Balance Sheet Date."
                                -------------------

     5.4  Tax Returns and Audits.  Except as set forth on Schedule 5.4, all
          ----------------------                          ------------
required federal, state and local tax returns or appropriate extension requests of the Company and each of its Subsidiaries have been filed, and all federal, state and local taxes required to be paid with respect to such returns (whether or not shown due thereon and whether attributable to a separate, consolidated, combined or unitary tax return) have been paid or due provision for the payment thereof has been made. Neither the Company nor any of its Subsidiaries is delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. Neither the Company nor any of its Subsidiaries has either received notice of any tax deficiency proposed or assessed against it, or executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's or any Subsidiary's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. Neither the Company nor any of its Subsidiaries has any tax liabilities except those reflected in the Financial Statements and those incurred in the ordinary course of business since the Balance Sheet Date.

     5.5  No Undisclosed Liabilities.  Except for the transactions contemplated
          --------------------------
by this Agreement and as set forth on Schedule 5.5, neither the Company nor any
                                      ------------
Subsidiary has any indebtedness, or material obligations or liabilities of any kind, absolute, accrued, contingent or otherwise and whether due or to become due which (i) is not fully reflected in, reserved against or otherwise described in the Financial Statements, (ii) is not disclosed pursuant to any other representation or warranty set forth in this Agreement or in the Schedules attached hereto, (iii) was incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, or (iv) could reasonably be expected to have a Material Adverse Effect.

     5.6  Absence of Certain Developments.  Except for the transactions
          -------------------------------
contemplated by this Agreement, or as set forth in the Financial Statements or in Schedule 5.6, since the Balance Sheet Date neither the Company nor any
   ------------
Subsidiary has: (a) paid any obligation or liability (fixed or contingent) other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business consistent with past practice; (b) declared, set aside or made any payment or other distribution to its shareholders as such, or purchased, redeemed or otherwise acquired any of its shares of capital stock, other securities or ownership interests, or obligated itself to do so; (c) mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; (d) acquired, sold, transferred, assigned, conveyed or leased or otherwise disposed of any of its assets except in the ordinary course of business consistent with past practice; (e) cancelled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company; (f) suffered any damage, destruction or loss (whether or not covered by insurance) involving property having a value in excess of $100,000 or which had or could reasonably be expected to have a Material Adverse Effect; (g) entered into any transaction or contract or conducted its business other than in the ordinary course of business consistent with past practice; (h) encountered any labor difficulties or labor union organizing activities; (i) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement; (j) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business consistent with past practice;
(k) awarded or paid any bonuses to employees of the Company and its Subsidiaries with respect to the period ended on the Balance Sheet Date or in respect of any period thereafter, except to the extent accrued on the Financial Statements, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or its Subsidiaries' directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company and its Subsidiaries); (l) changed the accounting or tax reporting principles, methods or policies of the Company or any of its Subsidiaries; (m) failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings; (n) made any loans, advances or capital contributions to, or investments in, any Person (other than wholly-owned Subsidiaries) or paid any fees or expenses to any Affiliate of the Company or its Subsidiaries; (o) made or committed to make any capital expenditures or capital additions or improvements in excess of $10,000; (p) instituted or settled any material legal actions, suits, arbitrations, claims or other legal, administrative or governmental proceedings; or (q) agreed to do any of the foregoing other than pursuant hereto.

     5.7  Title to Properties and Encumbrances.  The Company and each of its
          ------------------------------------
Subsidiaries has good and marketable title to all its owned properties and assets, including without limitation the properties and assets reflected in the Financial Statements and the properties and assets used in the conduct of its business, except for property disposed of in the ordinary course of business since the Balance Sheet Date, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in the Financial Statements, (b) Permitted Liens (as hereinafter defined) and (c) as set forth on
Schedule 5.7. The plant, offices and equipment owned and leased by the Company
------------
and its Subsidiaries have been kept in good condition and repair in the ordinary course of business, and neither the Company nor any of its Subsidiaries has been threatened with any action or proceeding under any building or zoning ordinance, law or regulation.

     5.8  Litigation; Governmental Proceedings .  Except as set forth on
          ------------------------------------
Schedule 5.8, there are no legal actions, suits, arbitrations, claims or other
------------
legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to the knowledge of the Company, pending or threatened, against any of the officers, directors or key employees of the Company or any of its Subsidiaries with respect to their business activities on behalf of the Company and its Subsidiaries, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. Neither the Company nor any of its Subsidiaries has been threatened with any action or proceeding under any business or zoning ordinance, law or regulation. Except as set forth on Schedule 5.8, neither the Company
                                          ------------
nor any of its Subsidiaries is engaged in any legal action to recover monies due it or for damages sustained by it.

     5.9  Compliance with Applicable Laws and Other Instruments.  Except as set
          -----------------------------------------------------
forth on Schedule 5.9, the business and operations of the Company and each of
         ------------
its Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except where the failure to do so has had or would reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company or any of its Subsidiaries pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company and its Subsidiaries or the Existing Shareholders (as hereinafter defined) is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect.

     5.10  Purchased Securities, Conversion Stock and CVR Stock. The
           ----------------------------------------------------
Purchased Securities, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The shares of Conversion Stock issuable upon conversion of the Series C Preferred Shares have been reserved for issuance based upon the initial Series C Conversion Price, and the shares of CVR Stock issuable pursuant to the CVRs have been reserved for issuance, and when issued upon conversion such Conversion Stock and CVR Stock will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof. The certificates representing the Purchased Securities to be delivered by the Company hereunder, the certificates representing the Conversion Stock to be delivered upon the conversion of the Series C Preferred Shares and the certificates representing the CVR Stock to be delivered upon the conversion of the CVRs, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

     5.11  Securities Laws.  Based in part upon the representations and
           ---------------
warranties contained in Section 6 hereof, except as set forth on Schedule 5.11,
                                                                 -------------
no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Purchased Securities, the offer of the Conversion Stock or the offer of the CVR Stock other than the filing of a Form D under the Securities Act and the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Purchased Securities, the offer of the Conversion Stock and the offer of the CVR Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

     5.12  Patents and Other Intangible Rights.  Schedule 5.12 contains a
           -----------------------------------   -------------
complete and correct list of each patent, license, trademark, trade name, brand mark, brand name, assumed name, service mark and copyright owned or used by the Company or required by the

Company in the operation of its business as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto, excluding off-the-shelf, commercially available software products with respect to which the Company is in compliance with the applicable license agreements. The Company and each of its Subsidiaries (a) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others. The Company and each of its Subsidiaries is not, nor has it received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

     5.13  Capital Stock.  Immediately upon giving effect to the Articles and
           -------------
the issuance and sale of the Purchased Securities at the Phase I Closing pursuant to this Agreement, the authorized capital stock of the Company shall consist of 28,500,000 shares, of which 19,650,000 shares have been designated Common Stock, 2,396,800 shares have been designated Series A Convertible Preferred Stock, 2,100,000 shares have been designated Series B Convertible Preferred Stock, 3,679,053 shares have been designated Series C Preferred Stock and 674,147 shares are undesignated. Of the Common Stock, 3,738,997 shares are issued and outstanding. Of the Series A Convertible Preferred Stock, 2,240,000 shares are issued and outstanding, and of the Series B Convertible Preferred Stock, 1,922,222 shares are issued and outstanding, and of the Series C Convertible Preferred Stock, 1,639,025 shares are issued and outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities (as hereinafter defined) or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed on Schedule 5.13 hereto or as contemplated by this Agreement, under which the
   -------------
Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Schedule 5.13 sets forth the true and correct date of grant, term,
         -------------
number of underlying shares and strike price for any such subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities or other agreements set forth therein. Neither the offer nor the issuance or sale of the Purchased Securities, the Conversion Stock or the CVR Stock, constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this Agreement, provided, however, that nothing in this Section 5.13 shall affect, alter or diminish any right granted to the Purchasers in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws. The Company is not a party or subject to any agreement or understanding, and to the knowledge of the Company, there is no agreement or understanding between any persons or entities or by a director of the Company, which affects or relates to the voting or giving of written consents with respect to, or purchase, sale, redemption, transfer or other disposition of, any security of the Company, other than warrants, options and debentures of the Company outstanding as of the date hereof and disclosed in Schedule 5.13, the
                                                           -------------
Stockholders' Agreement and the 1997 Stock Purchase Agreement.

       5.14  Outstanding Debt.  The Company and each of its Subsidiaries has no
             ----------------
Indebtedness for Borrowed Money (as hereinafter defined) except as otherwise set forth in the Financial Statements. Neither the Company nor any of its Subsidiaries is in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

       5.15  Schedule of Assets and Contracts.  Attached hereto as Schedule 5.15
             --------------------------------                      -------------
is a Schedule of Assets and Contracts containing:

       (a) Annex A: a listing of all real properties owned by the Company and each of its Subsidiaries;

       (b) Annex B: a listing of each indenture, lease, sublease, license or other instrument under which the Company and each of its Subsidiaries claims or holds a leasehold interest in real property;

       (c) Annex C: a listing of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Company and each of its Subsidiaries in excess of $100,000 in any 12 month period and other agreements material to the Company's business to which the Company or any of its Subsidiaries is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

          (d) Annex D: a listing of all collective bargaining agreements, employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Company and each of its Subsidiaries;

          (e) Annex E: a listing of all deeds of trust, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the assets or properties of the Company or any of its Subsidiaries are subject to any lien, encumbrance, security interest or charge;

          (f) Annex F: a listing of all leases of personal property involving payment remaining to or from the Company or its Subsidiaries in excess of $100,000;

          (g) Annex G: a listing of all bank accounts (or accounts with other financial institutions) maintained by the Company or its Subsidiaries, together with the persons authorized to make withdrawals from such accounts;

          (h) Annex H: the name of each employee of the Company or its Subsidiaries whose annual compensation is in excess of $50,000 and the remuneration currently payable to each such employee;

          (i) Annex I: the name of each shareholder of the Company and the number of shares owned by such shareholder;

          (j) Annex J: a listing of all insurance policies in force and referred to in Section 5.17 hereof; and

          (k) Annex K: a listing of all patents (including applications therefor), royalty and license agreements (other than those relating to off-the-shelf, commercially available software products), trademarks, trade names, service marks and copyrights relating to Company products or the products of its Subsidiaries.

          Prior to the Closing Date, the Company shall provide Purchasers or their legal counsel with a true, correct and complete copy of each document referred to above.

          The Company has in all material respects substantially performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments referred to above are in effect and enforceable according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and there is not under any of such instruments any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. To the knowledge of the Company, all parties having material contractual arrangements with the Company and its Subsidiaries are in substantial compliance therewith and none are in material default in any respect thereunder. All plans or arrangements listed pursuant to clause (d) above are fully funded to the extent that such funding is required by GAAP.

       5.16  Corporate Acts and Proceedings.  This Agreement has been duly
             ------------------------------
authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Purchased Securities, the Conversion Stock and the CVR Stock has been taken on the part of the Company, or will be taken by the Company on or prior to the Phase I Closing Date. This Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

       5.17  Insurance Coverage.  There are in full force policies of insurance
             ------------------
issued by insurers of recognized responsibility insuring the Company and each of its Subsidiaries, their properties and businesses against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources. A list of such insurance policies is attached hereto as
Schedule 5.17.
-------------

       5.18  No Brokers or Finders.  Except as set forth in Schedule 5.18, no
             ---------------------                          -------------
person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

       5.19  Conflicts of Interest.  Except as set forth on Schedule 5.19, no
             ---------------------                          -------------
officer, director or shareholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act (for the purposes of this Agreement, Brand Equity Ventures, L.P. shall be considered an affiliate of Consumer Venture Partners II, L.P.)) (the "Affiliate") of any such person has
                                           ----------
any direct or indirect interest (a) in any entity which does business with the Company or any of its Subsidiaries, or (b) in any property, asset or right which is used by the Company or any of its Subsidiaries in the conduct of its business, or (c) in any contractual relationship with the Company or any of its Subsidiaries other than as an employee. For the purpose of this

Section 5.19, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

       5.20  Licenses.  The Company and each of its Subsidiaries possesses
             --------
from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company or any of its Subsidiaries would have an adverse impact on the Company's business. Except as set forth on Schedule 5.20, the Company has no
                                           -------------
knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company or any of its Subsidiaries proposes to conduct.

       5.21  Registration Rights.  Other than under this Agreement and the 1997
             -------------------
Stock Purchase Agreement and as set forth on Schedule 5.21, the Company has not
                                             -------------
agreed to register any of its authorized or outstanding securities under the Securities Act.

       5.22  Employee Benefit Plans.
             ----------------------

       (a)  Schedule 5.22 sets forth a list of each Employee Benefit Plan that
            -------------
   the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes.

       (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as
                             -----
   amended (the "Code"), and other applicable laws.  The Company's Employee
                 ----
   Stock Ownership Plan complies in form and in operation with the applicable requirements of ERISA, the Code and other applicable laws.

       (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S) 4980B have been met with respect to each group health plan (as defined in Section 607(1) of ERISA and Section 4980B(g)(2) of the Code).

       (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as defined in ERISA (S) 3(2)) and all contributions for any period ending on or before the Phase I Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Phase I Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan (as defined in ERISA (S) 3(1)).

       (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S) 401(a), and, except as set forth on Schedule 5.22, either (i) in the case of any
                          -------------
   "standardized form plan" (as defined in Rev. Proc. 89-9) which is a defined contribution plan, a favorable opinion letter has been issued or (ii) in the case of all other qualified plans, a favorable determination letter has been received by the plan within the last two years from the Internal Revenue Service.

       (f) Neither the Company nor any of its Subsidiaries has ever maintained or been required to contribute to any Employee Pension Benefit Plan subject to Title IV of ERISA.

       (g) The Company has made available to the Purchasers correct and complete copies of the plan documents and summary plan descriptions, and, where applicable, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

       (h) With respect to each Employee Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

            (1)  There have been no Prohibited Transactions (as defined in ERISA
       (S) 406 and Code (S) 4975) with respect to any such Employee Benefit Plan. To the knowledge of the Company, no Fiduciary (as defined in ERISA
       (S) 3(21)) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation (of which the Company has notice) with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened; and

            (2) Neither the Company nor any of its Subsidiaries has incurred, any liability to the Pension Benefit Guaranty Corporation ("PGBC") (other
                                                                   ----
       than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (i) Neither the Company nor any of its Subsidiaries contributes to, or has ever contributed to or has ever been required to contribute to any Multiemployer Plan (as defined in ERISA (S) 3(37)) nor has any liability (including withdrawal liability) under any Multiemployer Plan.

          (j) Neither the Company nor any of its Subsidiaries maintains or contributes to, or has ever maintained or contributed to, or has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S) 4980B).

          5.23  Environmental and Safety Laws.  Except as set forth on Schedule
                -----------------------------                          --------
5.23, neither the Company nor its Subsidiaries is in violation in any material
----
respect of any applicable and material statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          The operations of the Company and its Subsidiaries do not involve any asbestos, urea-formaldehyde foamed-in-place insulation, polyclorinated biphenyls ("PCBs") or any other hazardous substances or materials including, but not
  ----
limited to, hazardous substances or materials under the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Minnesota Environmental Response and Liability Act, or any other federal, state or local statute, regulation, code or ordinance.

          5.24  Employees.  To the best of the Company's knowledge, no officer
                ---------
of the Company or any of its Subsidiaries or employee of the Company or any of its Subsidiaries whose annual compensation is in excess of $50,000 has any plans to terminate his or her employment with the Company or any of its Subsidiaries. Except as set forth on Schedule 5.24, the Company and its Subsidiaries have
                       -------------
complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and neither the Company nor any of its Subsidiaries has encountered any material labor difficulties. Except as set forth on Schedule 5.24, neither the Company
                                           -------------
nor any of its Subsidiaries has any worker's compensation liabilities, except those reflected in the Financial Statements and there are no other worker's compensation liabilities that would constitute a Material Adverse Effect.

          5.25  Small Business Concern.  The Company is a "small business
                ----------------------
concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Title 13, Code of Federal Regulations, (S) 121.301 (the "SBIA"). The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser that is a licensed small business investment company (an "SBIC") at the Closing. The Company does not presently engage in, and it shall not hereafter engage in, any activities, and shall not use directly or indirectly the proceeds from the sale of the Purchased Securities for any purpose for which an SBIC is prohibited from providing funds by the SBIA.

       5.26  Absence of Restrictive Agreements.  To the best of the Company's
             ---------------------------------
knowledge, no employee of the Company or any of its Subsidiaries is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. To the best of the Company's knowledge, no employer or former employer of any employee of the Company or any of its Subsidiaries has any claim of any kind whatsoever in respect of any of the rights described in Section 5.12 hereof.

       5.27  Application of Proceeds.  The proceeds from the issuance and
             -----------------------
sale of the Purchased Securities pursuant to this Agreement will be used for development and construction of additional restaurants, working capital and for general corporate purposes.

       5.28  Disclosure.  The Company has not knowingly withheld from the
             ----------
Purchasers any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

       5.29  Payables.  Except as set forth on Schedule 5.29, all accounts
             --------                          -------------
payable of the Company and its Subsidiaries reflected on the Company's audited balance sheet dated December 28, 1997 or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid consistent with past practice or are not yet due and payable.

       5.30  Year 2000.  The software and hardware operated by the Company are
             ---------
capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores processes and presents such calendar dates and date-dependant data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

    6.  Representations and Warranties of Purchasers.  Each of the Purchasers
        --------------------------------------------
severally represents and warrants for itself that:

        6.1  Investment Intent.  The Purchased Securities being acquired by such
             -----------------
Purchaser hereunder are being purchased, the Conversion Stock acquired by such Purchaser upon conversion of the Series C Preferred Shares and the CVR Stock acquired by such Purchaser pursuant to the CVRs will be acquired, for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Purchased Securities, the Conversion Stock and the CVR Stock have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Purchased Securities, the Conversion Stock and the CVR Stock may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

        Such Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any
                                                    ----------
event such Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the securities. Such Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

        6.2  Location of Principal Office and Qualification as Accredited
             ------------------------------------------------------------
Investor.  The state in which such Purchaser's principal office (or domicile,
--------
if such Purchaser is an individual) is located is set forth in such Purchaser's address in Schedule A hereto. Such Purchaser is familiar with the definition of "Accredited Investor" set forth in Rule 501 under the Securities Act and such Purchaser hereby certifies that it qualifies as an Accredited Investor. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents.

        6.3  Acts and Proceedings.  This Agreement has been duly authorized by
             --------------------
all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser.

        6.4  No Brokers or Finders. Except for the transaction fees referred to
             ---------------------
in Sections 7.12 and 8.9, no person, firm or corporation has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchasers in connection with the transactions contemplated by this Agreement and no person, firm or corporation is entitled to any fee or commission or like payment in respect thereof, in each case for which the Company would be liable.

     7. Conditions of Each Purchaser's Obligation at the Phase I Closing.
        ----------------------------------------------------------------
The obligation to purchase and pay for the Purchased Securities which each Purchaser has agreed to purchase on the Phase I Closing Date is subject to the fulfillment prior to or on the Phase I Closing Date of the following conditions (any or all of which may be waived by the Purchasers in whole or in part to the extent permitted by applicable law). In the event that any such condition is not satisfied to the satisfaction of each Purchaser, or in the event that any of the Purchasers does not proceed with the purchase of the number of Purchased Securities it has committed to purchase, then no Purchaser shall be obligated to proceed with the purchase of such Purchased Securities.

        7.1  No Errors, Etc. The representations and warranties of the Company
             ---------------
under this Agreement shall be true in all material respects as of the Phase I Closing Date with the same effect as though made on and as of the Phase I Closing Date.

        7.2  Compliance with Agreement.  The Company shall have performed and
             -------------------------
complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Phase I Closing Date.

        7.3  Material Adverse Change.  Nothing shall have occurred that would
             -----------------------
constitute a Material Adverse Effect since the Balance Sheet Date.

        7.4  Legal Proceedings.  No legal actions, suits, arbitrations, claims
             -----------------
or other legal, administrative or governmental proceedings shall have been instituted or threatened or claim or demand made against the Company or the Purchasers seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

        7.5  Consents.  The Company shall have obtained all required consents
             --------
of third parties to the transactions contemplated hereby, including those required under the Company's outstanding credit facilities, the 1997 Stock Purchase Agreement and the Articles of Incorporation, and waivers of any preemptive rights granted under the 1997 Stock Purchase Agreement and all waivers and consents with respect to all Phase II Closings. In addition, the Company shall have obtained the consent of the holders of Series A Preferred Shares (the "Series A Preferred Shareholders") and the holders of the Series B
             ------------------------------
Preferred Shares (the "Series B Preferred Shareholders") to Sections 9.9 and
                       -------------------------------
29 hereof, and, if necessary, the consent of the holders of Common Stock (the "Common Shareholders") to Section 9.9. Furthermore, the Company shall have
 -------------------
obtained waivers or modifications of all registration rights granted by the Company so that they are not inconsistent with Section 13 of this Agreement.

        7.6  Certificate of Officers.  The Company shall have delivered to the
             -----------------------
Purchasers a certificate, dated the Phase I Closing Date, executed by the Chief Executive Officer and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2, 7.3, 7.4 and 7.8 hereof.

        7.7  Opinion of Company's Counsel. The Company shall have delivered to
             ----------------------------
each of the Purchasers an opinion or opinions of Faegre & Benson LLP, counsel for the Company, dated the Phase I Closing Date, to the effect that:

        (a) The Company and each of its Subsidiaries is a duly and validly existing corporation in good standing under the laws of the state of its incorporation; has the corporate power and authority to own and hold its properties owned and leased and to carry on the business in which it is engaged; and has the corporate power and authority to enter into this Agreement, to issue and sell the Series C Preferred Shares and the Conversion Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement.

        (b) This Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

        (c)  The Stockholders' Agreement, substantially in the form set forth as
   Exhibit 2 hereto, and the Articles, substantially in the form set forth as
   Exhibit 1 hereto, have been duly adopted by all necessary corporate action, and have been duly filed with the Secretary of State of the State of Minnesota (no other or additional filing or recording being necessary in order to perfect the rights and privileges of the holders of the Series C Preferred Shares contained therein).

        (d) The Series C Preferred Shares are entitled to the rights, preferences and provisions of the Articles.

        (e) The Purchased Securities have been duly authorized and delivered by the Company and are fully paid and nonassessable, and the certificates for the Purchased Securities are in valid and sufficient form, and the Purchased Securities are entitled to the benefits of this Agreement applicable thereto.

        (f) The Conversion Stock has been duly authorized and reserved for issuance upon conversion of the Series C Preferred Shares based upon the initial Series C Conversion Price, and when issued upon such conversion in accordance with the terms and conditions of the Series C Preferred Shares and those of this Agreement the Conversion Stock will be duly authorized and validly issued and will be fully paid and nonassessable.

          (g) The CVR Stock has been duly authorized and reserved for issuance pursuant to the CVRs, and when issued in accordance with the terms and conditions of the CVRs and those of this Agreement the CVR Stock will be duly authorized and validly issued and will be fully paid and nonassessable.

          (h) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and the shareholders of the Company on or prior to the Phase I Closing Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Purchased Securities, the Conversion Stock and the CVR Stock and in connection with the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

          (i) Immediately upon giving effect to the Articles and the issuance and sale of the Purchased Securities at the Phase I Closing pursuant to this Agreement, the Company is authorized by its Articles of Incorporation to issue 28,500,000 shares, of which 19,650,000 are designated common shares, 2,396,800 are designated series A convertible preferred shares, 2,100,000 are designated as series B convertible preferred shares, 3,679,053 are designated series C convertible preferred shares and 674,147 are undesignated. Except for such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and such common shares, the Company has no other authorized or outstanding series or class of capital stock, and, to the knowledge of such counsel, there are no outstanding securities convertible into common shares of the Company or outstanding options, warrants or other rights to acquire securities of the Company, other than (a) the Preferred Shares, and (b) options, warrants and Convertible Securities disclosed in Schedule 5.13 to this Agreement. To
                                         -------------
     the knowledge of such counsel, there are no agreements or understandings on the part of the Company with respect to the registration of any securities of the Company under the Securities Act, other than those granted under this Agreement and as otherwise disclosed in Schedule 5.21 to this
                                                  -------------
     Agreement, and there are no obligations on the part of the Company to purchase or redeem any outstanding shares of capital stock of the Company, other than as set forth in the Articles and as otherwise disclosed in
     Schedule 5.13 to this Agreement.
     -------------

          (j) No security holder of the Company is entitled to preemptive or, to the best of such counsel's knowledge, similar rights to subscribe for or to purchase any shares of capital stock of the Company except as otherwise contemplated by this Agreement, the 1997 Stock Purchase Agreement and the stock purchase warrants issued in connection with the Company's Senior Subordinated Loan and Security Agreement dated as of October 31, 1997 and the First Amendment thereto dated as of May 19, 1998, nor will any security holder of the Company be entitled to any such rights as a result of the execution or delivery of this Agreement or the issuance of the Purchased Securities, the Conversion Stock or the CVR Stock.

          (k) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof and assuming that the limitations on the manner of offering contained in Rule 502(c) of the Securities Act have been complied with, the Company has obtained the approval or consent of all governmental agencies or bodies required to be obtained by it for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Purchased Securities, the offer of the Conversion Stock to the Purchasers through conversion by them of the Series C Preferred Shares and the offer of the CVR Stock to the Purchasers issuable pursuant to the CVRs and for the performance of the obligations of the Company under any provisions of this Agreement. To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of any term, provision or condition of its Articles of Incorporation or Bylaws; and the execution, delivery and performance of this Agreement by the Company, the offer, issuance and sale of the Purchased Securities, the Conversion Stock and the CVR Stock and the consummation of the transactions contemplated by this Agreement by the Company will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the Bylaws of the Company or its Subsidiaries; or in violation of any agreement listed on Schedule 5.15 attached to this Agreement or any
                         -------------
     judgment, decree or order specifically directed to the Company or any Subsidiary listed on Schedule 5.8 to this Agreement, or any statute, rule
                          ------------
     or regulation.

          (l) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof and assuming that the limitations on the manner of offering contained in Rule 502(c) of the Securities Act have been complied with, the offer, sale, issuance and delivery of the Purchased Securities, the offer of the Conversion Stock to the Purchasers through conversion by them of the Series C Preferred Shares and the offer of the CVR Stock to the Purchasers issuable pursuant to the CVRs under the circumstances contemplated by the CVRs, the Articles and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Purchased Securities, the Conversion Stock and the CVR Stock have been obtained.

          (m) Except as otherwise disclosed in Schedule 5.8 to this Agreement, such counsel have no knowledge of any litigation, proceeding or governmental investigation pending or threatened in writing against the Company or its Subsidiaries, its key management employees, properties or business which, if determined adversely to the Company or its Subsidiaries, would have a Material Adverse Effect.

          7.8  No Event of Default. There shall exist at the time of the Phase I
               -------------------
Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

          7.9   Qualification Under State Securities Laws. All registrations,
                -----------------------------------------
qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Purchased Securities, the offer of the Conversion Stock and the offer of the CVR Stock shall have been obtained.

          7.10  Proceedings and Documents. All corporate and other proceedings
                -------------------------
and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchasers and their special counsel.

          7.11  Stockholders' Agreement. Each of the Series A Shareholders (as
                -----------------------
hereinafter defined), the Series B Shareholders (as hereinafter defined), the Purchasers and Philip A. Roberts, Peter J. Mihajlov, Don W. Hays, David Roberts, Barbara Marshall, Joseph Micatrotto, Joanne Roberts, Linda Hays, Martha Mihajlov, the Mihajlov Family Limited Partnership, the Mihajlov Irrevocable Grandchildren's Trust and the Hays Family Limited Partnership shall have entered into the Stockholders' Agreement with the Purchasers substantially in the form of Exhibit 2 hereto.

          7.12  Transaction Fee. The Company shall have paid Centre Partners
                ---------------
Management LLC a transaction commitment fee of $75,000, and the Company shall have paid to each other Purchaser a transaction fee of 1.5% of the portion of the Purchase Price paid by such Purchaser at the Phase I Closing.

          7.13  Expenses. The Company shall have paid, or reimbursed the
                --------
Purchasers for, all costs and expenses provided in Section 22 to be borne by the Company upon consummation of the transactions contemplated hereby.

     8.  Conditions of Each Centre Purchaser's Obligation at a Phase II
         ---------------------------------------------------------------
Closing. The obligation to purchase and pay for the Purchased Securities which
-------
each Centre Purchaser has agreed to purchase at any Phase II Closing Date is subject to the fulfillment prior to or on the Phase II Closing Date of the following conditions (any or all of which may be waived by the Centre Purchasers in whole or in part to the extent permitted by applicable law).

          8.1   No Errors, Etc. The representations and warranties of the
                --------------
Company under this Agreement shall be true in all material respects as of the Phase II Closing Date with the same effect as though made on and as of the Phase II Closing Date; provided, that the failure of any such representation and warranty to be so true shall not be a condition to the Centre Purchasers obligations if either (i) such failure was caused by or results from an action approved by the Board of Directors of the Company with the Series C Preferred Shares designee voting in favor of such action or (ii) all such failures, in the aggregate, have not and could not reasonably be expected to have a Material Adverse Effect.

          8.2  Compliance with Agreement. The Company shall have performed and
                -------------------------
complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Phase II Closing Date.

          8.3  Legal Proceedings. No legal actions, suits, arbitrations, claims
               -----------------
or other legal, administrative or governmental proceedings shall have been instituted or threatened or claim or demand made against the Company or the Centre Purchasers seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

          8.4  Consents. The Company shall have obtained all required consents
               --------
of third parties to the transactions contemplated hereby.

          8.5  Certificate of Officers. The Company shall have delivered to the
               -----------------------
Centre Purchasers a certificate, dated the Phase II Closing Date, executed by the Chief Executive Officer and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 8.1, 8.2,
8.3 and 8.7 hereof.

          8.6  Opinion of Company's Counsel. The Company shall have delivered to
               ----------------------------
each of the Centre Purchasers an opinion or opinions of Faegre & Benson LLP, counsel for the Company, dated the Phase II Closing Date, in substantially the form as set forth in Section 7.7 hereof.

          8.7  No Event of Default. There shall exist at the time of the Phase
               -------------------
II Closing no condition or event which would constitute an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default.

          8.8  Qualification Under State Securities Laws. All registrations,
               -----------------------------------------
qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Purchased Securities, the offer of the Conversion Stock and the offer of the CVR Stock shall have been obtained.

          8.9  Transaction Fee. The Company shall have paid Centre Partners
               ---------------
Management LLC a prorated portion of a transaction fee of $75,000 based on the ratio that 975,610 bears to the number of Series C Preferred Shares purchased at such Phase II Closing.

          8.10 Expenses. The Company shall have paid, or reimbursed the Centre
               --------
Purchasers for, all costs and expenses provided in Section 22 to be borne by the Company upon consummation of the transactions contemplated hereby.

     9.   Affirmative Covenants. Subject to the provisions of Section 15 hereof,
          ---------------------
the Company covenants and agrees that:

          9.1  Corporate Existence. Except in the event of the merger or
               -------------------
consolidation of a Subsidiary with another Subsidiary or into the Company, the Company will maintain and cause each Subsidiary (as hereinafter defined) to maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          9.2  Books of Account and Reserves. The Company will, and will cause
               -----------------------------
each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with GAAP consistently applied. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and who are either one of the so-called "Big Five" accounting firms or an otherwise nationally recognized accounting firm, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

          9.3  Furnishing of Financial Statements and Information. The Company
               --------------------------------------------------
will deliver to each Purchaser and to each Preferred Shareholder that holds at least five percent (5%) of any series of Preferred Shares:

          (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with the related consolidated statements of operations for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 9.5 hereof and in comparative form figures for the corresponding month of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

          (b) as soon as practicable, but in any event within 120 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

          (c) within 120 days after the end of each fiscal year, written notice of any change during the past fiscal year of the Conversion Price for the Preferred Shares, including a brief statement indicating any adjustments reasonably anticipated;

          (d) concurrently with the delivery in each year of the financial statements referred to in paragraph (b) of this Section 9.3, a statement and report signed by the independent public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit upon which their certificate was based they became aware of no condition or event which constituted an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default or if such accountants did become aware of any such condition or event, specifying the nature and period of existence thereof;

          (e) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its Subsidiaries made by such accountants;

          (f) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to stockholders of the Company or to any national securities exchange;

          (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any Subsidiaries as is available to the Company and as from time to time the Preferred Shareholders may reasonably request;

          (h) promptly following the issuance of any Additional Shares of Common Stock or of any Convertible Securities, or any options, warrants or other rights to purchase Additional Shares of Common Stock or Convertible Securities (other than the issuance of any such securities pursuant to key employee and consultant benefit plans adopted by the Company's Board of Directors), as these terms are hereinafter defined, written notice of the amount of securities so issued and the total consideration received therefor;

          (i) at least 20 days prior to the earlier of (i) the execution of any agreement relating to any merger or consolidation of the Company or any of its Subsidiaries with another corporation, or a plan of exchange involving the outstanding capital stock of the Company or any of its Subsidiaries, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or any of its Subsidiaries to another corporation, or (ii)
      the holding of any meeting of the shareholders of the Company for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition;

          (j) within 15 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its Subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding;

          (k) as soon as reasonably practical after the written request of any Preferred Shareholder that is an SBIC, confirm the use of the proceeds as described in Section 5.27 hereof; and

          (l) promptly furnish to each Preferred Shareholder that is an SBIC all information necessary in order for such Preferred Shareholder to prepare and file SBA Form 468 and other information requested or required by any governmental authority asserting jurisdiction over such Preferred Shareholder, such information to be provided within 20 days of such Preferred Shareholder's request, but in no event shall such Preferred Shareholder request any information that has previously been disclosed pursuant to the reporting requirements set forth herein.

          9.4  Inspection. The Company will permit each Preferred Shareholder
               ----------
and any of its partners, officers or employees, or any outside representatives designated by such Preferred Shareholder and reasonably satisfactory to the Company, to visit and inspect at such Preferred Shareholder's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as such Preferred Shareholder may reasonably request. Except as otherwise required by laws or regulations applicable to a Preferred Shareholder, the Preferred Shareholders shall maintain, and shall require their representatives to maintain, all information obtained pursuant to Section 9.3 hereof, this Section 9.4 and Section 9.5 hereof on a confidential basis.

          9.5  Preparation and Approval of Budgets. At least one month prior to
               -----------------------------------
the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year (the "Annual Plan"), which shall include monthly capital and
                    -----------
operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. The Annual Plan shall also include, without limitation, a development plan for restaurants for the ensuing year including plans for market locations of such restaurants, estimated timing of openings and a budget of expenses. Each Annual Plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the Annual Plan, and copies of each such modification shall be submitted to the Board of Directors. Each Annual Plan, or modification thereof, must be approved by at least 66-2/3% of the members of the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Preferred Shareholder. Each site for a new restaurant shall be approved by a real estate site selection committee comprised of six members selected by the Board of Directors in the same manner the Annual Plan is approved from members of the Board of Directors and senior management, at least one of which shall be the member of the Board of Directors elected by the holders of the Series C Preferred Shares. Each new restaurant site shall be approved by four of the six members of such committee; provided, however, that each site so approved shall be in accordance with the Annual Plan then in effect.

          9.6  Payment of Taxes and Maintenance of Properties. The Company will,
               ----------------------------------------------
and will cause each Subsidiary to:

          (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary as the case may be shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed adequate by it with respect thereto; and

          (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

          9.7  Insurance. The Company will, and will cause each Subsidiary to,
               ---------
obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. In addition, the Company shall maintain director and officer insurance in the amounts and substantially the terms set forth in Schedule 5.17. The Company's executive officers shall periodically
         -------------
report to the Board of Directors on the status of such insurance coverage.

     All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any Subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

          9.8  Payment of Indebtedness and Discharge of Obligations. The Company
               ----------------------------------------------------
will, and will cause each Subsidiary to, pay or cause to be paid the principal of and interest and premium, if any, on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such Indebtedness for Borrowed Money is renewed or extended. The Company will, and will cause each Subsidiary to, faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money is issued, and will not permit the continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default is waived pursuant to the provisions thereof. Neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Section 9.8 at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action provided that the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed adequate by it with respect thereto.

          9.9  Directors' and Shareholders' Meetings; Board Committees. The
               -------------------------------------------------------
Series A Preferred Shareholders shall have the right to elect two directors of the Company (the "Series A Preferred Stock Directors") as set forth in the
                  ----------------------------------
Articles. Each Series A Preferred Shareholder agrees to vote or execute written consents in respect of such Series A Preferred Shareholder's respective shares of Series A Preferred Stock now owned or hereafter acquired, at all regular, special or adjourned meetings of the Series A Preferred Shareholders of the Company at which such Series A Preferred Shareholders are entitled to vote such shares in respect of the election of directors to be elected by the Series A Preferred Shareholders, or in connection with any written action in lieu thereof, for the following persons: (i) one person nominated by Norwest Equity Partners V, or its successors or assigns; and (ii) one person nominated by Consumer Venture Partners II, L.P.; provided, however, that upon such time as a
                                    --------  -------
current Series A Preferred Shareholder, other than Norwest Equity Partners V, holds, together with such Series A Preferred Shareholder's Affiliates, a number of shares exceeding 130% of the number of shares held by Consumer Venture Partners II, L.P. and its Affiliates, such Series A Preferred Shareholder shall then make the nomination provided under clause (ii) of this section. Such persons so nominated shall constitute both of the two Series A Preferred Stock Directors.

          The holders of the Series C Preferred Shares (the "Series C Preferred
                                                             ------------------
Shareholders") shall have the right to elect one director of the Company (the
------------
"Series C Preferred Stock Director") as set forth in the Articles, which
 ---------------------------------
director shall serve on the real estate site
selection and compensation committees of the Board of Directors, and in the event the number of directors of the Company's Board of Directors shall be increased above seven (7), then the Series C Preferred Shareholders shall have the right to elect one or more additional directors so that the percentage of directors elected by the Series C Preferred Shareholders shall not be less than the percentage of the directors elected by the Series C Preferred Shareholders as of the Phase I Closing (provided, that the first such additional director
                           --------
shall be elected jointly by the holders of the Series A Preferred Shares and the Series C Preferred Shares, voting together as a class).

          The Common Shareholders shall have the right to elect two directors of the Company as provided in the Articles. The remaining two directors (the "Remaining Directors") shall be elected by the Preferred Shareholders and the
 -------------------
Common Shareholders as provided in the Articles. In electing the Remaining Directors, the Company, the Preferred Shareholders and the Common Shareholders agree that they shall cause to be nominated and shall vote or execute written consents in respect of such Preferred Shareholder's respective Preferred Shares now owned or hereafter acquired, at all regular, special or adjourned meetings of the Preferred Shareholders of the Company at which such Preferred Shareholders are entitled to vote such shares in respect of the election of directors to be elected by the Preferred Shareholders, or in connection with any written action in lieu thereof, for the following persons: (i) the incumbent chief executive officer of the corporation, (ii) a person chosen jointly by the Common Shareholders and the Preferred Shareholders, but in any case approved by the holders of a majority of the Preferred Shares outstanding from time to time, and (iii) upon expiration of any Remaining Director's term, persons nominated as provided below. Except in the case of a directorship to be filled from time to time by the incumbent chief executive officer of the Company, upon expiration of the term of any Remaining Director then in office, or if any Remaining Director shall cease to serve in such capacity for any other reason, the Remaining Directors who shall thereafter be nominated and elected shall be individuals approved by the holders of a majority of the Preferred Shares outstanding. Such persons shall be nominated to serve as Remaining Directors by the affirmative vote of a majority of the remaining members of the Board of Directors.

          The Company shall reimburse such holders of Series A Preferred Shares and Series C Preferred Shares for the reasonable out-of-pocket expenses incurred by them or the directors elected by them pursuant to the Articles in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors. The Company (i) shall pay the same director's fees to the Series A Preferred Stock Directors and the Series C Preferred Stock Director as it pays to directors who are not employees of the Company and (ii) shall grant the same stock options to the Series A Preferred Stock Directors and the Series C Stock Director as it grants to directors who are not employees of the Company under the Company's policies now in effect; provided, that the Company, by vote of a
                                      --------
majority of its directors, shall have the discretion and authority to grant different or more substantial option packages to future directors who are not employees of the Company or representatives or designees of stockholders of the Company, and neither the Series A Preferred Stock Directors or the Series C Stock Director shall have the right to require the Company to grant them similar or the same option packages as such future directors. The Company shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

          So long as an officer or partner or employee of a Preferred Shareholder or an Affiliate thereof is not a director of the Company, the Company shall notify such Preferred Shareholder of all regular meetings and special meetings of the Board of Directors of the Company at least two business days in advance of such meetings, and afford any representative designated by such Preferred Shareholder the right and opportunity to attend any such meeting. Such right to attend the meetings of the Board of Directors shall extend only to Preferred Shareholders who, together with any Affiliates thereof, hold at least 250,000 Series A Preferred Shares, 250,000 Series B Preferred Shares or 250,000 Series C Preferred shares. Such representative shall be entitled to receive all written materials and other information given to directors of the Company in connection with any such meeting at the time such materials or information are given to such directors.

          The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every two months, and during each year to hold its annual meeting of shareholders on or approximately on the date provided in its Bylaws.

          9.10  Replacement of Certificates Representing Preferred Shares or
                ------------------------------------------------------------
Conversion Stock.  Upon receipt of evidence reasonably satisfactory to the
----------------
Company of the loss, theft, destruction or mutilation of any certificates representing Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, CVRs or any shares of stock issued upon conversion thereof or in exchange therefor, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the certificates representing Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, CVRs or any shares of stock issued upon conversion thereof or in exchange therefor, as the case may be, the Company will issue new certificates representing such Preferred Shares or any shares of stock issued upon conversion thereof or in exchange therefor, as the case may be, of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificates representing such Preferred Shares or any shares of stock issued upon conversion thereof or in exchange therefor, as the case may be.

          9.11  Application of Proceeds.  Unless otherwise approved by the
                -----------------------
Preferred Shareholders, the net proceeds received by the Company from the sale of the Purchased Securities shall be used substantially for development and construction of additional restaurants, working capital and for general corporate purposes. Pending use of the proceeds in the business, they shall be deposited in a bank or banks having deposits of $125,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

          9.12  Retirement Plans.  The Company will cause each retirement plan
                ----------------
of the Company or any of its Subsidiaries in which any employees of the Company or of any of its Subsidiaries participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary, and to be administered in a manner consistent with, those provisions of ERISA which may, from time to time, become effective and operative with respect to such plans; if requested by the Preferred Shareholders in writing from time to time, furnish to the Preferred Shareholders a copy of any annual report with respect to each such plan that the Company files with the Secretary of Labor pursuant to ERISA; and at such time as such insurance shall be available at rates deemed commercially reasonable by the Company, maintain insurance against the contingent liability imposed in respect of each such plan by the provisions of ERISA.

          9.13  Filing of Reports.  The Company will, from and after such time
                -----------------
as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

          9.14  Patents and Other Intangible Rights.  The Company will apply
                -----------------------------------
for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights and copyrights which in the opinion of a prudent and experienced businessman operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

          9.15  Insurance on Lives of Key Personnel.  The Company will maintain
                -----------------------------------
life insurance under the current policy (or a substantially equivalent policy) on the life of Joseph Micatrotto so long as Mr. Micatrotto is an employee of the Company. Such policy shall name the Company as the beneficiary thereunder, and shall be in addition to any policy or policies maintained by the Company to fund potential stock repurchase obligations of the Company.

          9.16  Rights to Purchase Additional Securities.  If the Company should
                ----------------------------------------
decide to issue and sell additional shares of any capital stock of the Company or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company, other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis by an underwriter, or group of underwriters represented by an underwriter or underwriters, which is a member of the New York Stock Exchange, (b) (i) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves, provided that the aggregate number of shares thus awarded and issued and issuable pursuant to the exercise of all such options shall not be in excess of 1,500,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes effected after the Phase I Closing Date), or (ii) up to 24,000 shares of Common Stock issued upon exercise of an option granted to its Minneapolis landlord (appropriately adjusted in accordance with the terms thereof), (c) shares of Common Stock issued upon conversion of the Company's outstanding Series A Convertible Subordinated Debentures (appropriately adjusted in accordance with the terms thereof), (d) shares of Series A Preferred Shares issued upon exercise of warrants to Piper Jaffray Inc. for 112,000 shares and to Michael L. Bochert for 44,800 shares (the "1996 Warrants") or shares of Common Stock issued upon conversion of such Series
 -------------
A Preferred

Shares (appropriately adjusted in accordance with the terms thereof) (the "1996
                                                                           ----
Warrant Stock"), (e) shares of Common Stock issued upon conversion of the Series
-------------
A Preferred Shares and the Series B Preferred Shares, (f) warrants to purchase up to 50,000 shares of Series B Preferred Shares issued to Piper Jaffray at the initial Closing of the 1997 Stock Purchase Agreement ("1997 Warrants"), any
                                                       -------------
shares of Series B Preferred Shares issued upon the exercise of such warrants, and any shares of Common Stock issued upon conversion of such Series B Preferred Shares (appropriately adjusted in accordance with the terms thereof) (the "1997
                                                                           ----
Warrant Stock"), (g) warrants to purchase up to 241,666 shares of Common Stock
-------------
issued to Sirrom Capital Corporation and up to 132,917 shares of Common Stock issued to Regent Capital Partners, L.P. and any shares of Common Stock issued upon the exercise of such warrants (appropriately adjusted in accordance with the terms thereof) (the "Financing Warrants"), (h) shares of Series C Preferred
                         ------------------
Stock issued upon the consummation of any Phase II Closing, (i) warrants to purchase 100,000 shares of Common Stock issued to the Series B Preferred Shareholders as of October 31, 1997 and any shares of Common Stock issued upon the exercise of such warrants (appropriately adjusted in accordance with the terms thereof), (j) Series C Preferred Shares or Common Shares issued upon conversion of the CVRs or (k) shares of Common Stock issued upon conversion of the Series C Preferred Shares (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the
                                                   ---------------------
Company shall first offer to sell to each of the Preferred Shareholders, or an Affiliate thereof, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Preferred Shareholder's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Preferred Shareholder and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Preferred Shareholder shall have a period of 30 days from and after the date of receipt by it of such notice within which to accept such offer. If a Preferred Shareholder elects to accept such offer in whole or in part, such Preferred Shareholder shall so accept by written notice to the Company given within such 30-day period. If a Preferred Shareholder fails to accept such offer in whole or in part within such 30-day period, any of such Additional Securities not purchased by such Preferred Shareholder pursuant to such offer may be offered for sale to others by the Company for a period of 90 days from the last day of such 30-day period, but only on the same terms and conditions as set forth in the initial offer to such Preferred Shareholder, free and clear of the restrictions imposed by this Section 9.16.

          For purposes of the previous paragraph, a Preferred Shareholder's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or Convertible Securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Preferred Shareholder
                       ---------------------
immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by (b)(i) if so approved by the affirmative vote of the holders of two-thirds of the shares of Purchased Stock (as hereinafter defined) held by Preferred

Shareholders entitled by this Section 9.16 to purchase a portion of such Additional Securities, that portion of the offering of Additional Securities that remains after considering binding commitments to purchase that have been received from persons other than the Preferred Shareholders, or (ii) if not so approved, the entire offering of Additional Securities.

          9.17  Rule 144A.  The Company agrees that, upon the request of any
                ---------
holder of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or shares issued upon conversion thereof or exchange therefor, or any prospective purchaser of such shares, the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

          The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section
9.17 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          9.18  Net Worth.  The Company agrees that it will at all times
                ---------
maintain Consolidated Tangible Net Worth (as hereinafter define d) in an amount
(a) after the Phase I Closing of at least equal to $11,785,000 plus ninety percent (90%) of the gross proceeds to the Company from the Phase I Closing, and
(b) after the Phase II Closing of at least $11,785,000 plus ninety percent (90%) of the gross proceeds to the Company from the Phase I Closing and the Phase II Closing, in each case excluding one-time charges attributable to any early repayment of the Company's outstanding senior subordinated debt.

          9.19  Best Efforts.  In the event the Centre Purchasers shall initiate
                ------------
a Phase II Closing pursuant to Section 2(d) hereof, the Company agrees to use its best efforts to satisfy all the conditions and covenants required hereunder for the consummation of such Phase II Closing.

          9.20  Management Rights.  As of the date of this Agreement, the
                -----------------
Company shall grant the following management rights to Centre Capital Tax-Exempt Investors II, L.P. and the State Board of Administration of Florida so long as such Purchasers own an equity interest in the Company:

          (a) the right to receive the same information as is provided to members of the Board of Directors of the Company;

          (b)  upon a reasonable request of either Centre Capital Tax-Exempt

     Investors II, L.P. or the State Board of Administration of Florida and at reasonable times during normal business hours, to receive income statements, balance sheets, budgets, business plans and other financial information and to inspect books and records of the Company; and

          (c) upon a reasonable request and at reasonable times during normal business hours, to meet and consult with management with respect to the business of the Company.

     The above-mentioned rights are intended to satisfy the requirement of management rights for purposes of qualifying such Purchaser's ownership of the Company as a venture capital investment for purposes of the Department of Labor "plan asset" regulations, 29 C.F.R. (S) 2510.3-101.

     The Purchasers subject to this Section 9.20 hereby agree to hold in confidence, and refrain from disclosing to any unaffiliated third party, any confidential or secret information regarding the Company provided hereunder unless compelled to so disclose by any governmental, judicial or regulatory authority, and except to the extent that any such information (i) is or becomes generally available to the public through no fault of such Purchaser or (ii) is or becomes available to the Purchasers from a source not known to the Purchasers to be bound by a confidentiality obligation to the Company.

     10.  Negative Covenants.  Subject to the provisions of Section 14 hereof,
          ------------------
the Company will be limited and restricted as follows:

          10.1  Dividends on or Redemption of Junior Stock.  Without the prior
                ------------------------------------------
approval of the Preferred Shareholders, the Company will not declare or pay any dividend or make any other distribution on any shares of Junior Stock (as hereinafter defined), other than those payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock or debt securities convertible into other shares of Junior Stock), or set aside a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock, except for (i) repurchases of Common Stock required by the Redemption Agreement dated September 30, 1996 between the Company and Parasole Restaurant Holdings, Inc., (ii) repurchases of Common Stock required under the Company's Employee Stock Ownership Plan, (iii) repurchases under the Financing Warrants, (iv) repurchases in accordance with and pursuant to the Stockholders' Agreement, or (v) repurchases of capital stock pursuant to options and awards to key employees and consultants granted with the approval of the Company's Board of Directors under plans or agreements adopted by the Company, including without limitation, the Company's 1996 Stock Incentive Plan and the Paisano Partnership Program.

          10.2  Future Registration Rights.  Except for any registration
                --------------------------
expressly permitted by Section 13 hereof and pursuant to registration rights previously granted and disclosed in Schedule 5.21, the Company will not, without
                                    -------------
the prior approval of the Preferred

Shareholders, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights.

          10.3  Other Restrictions.  The Company, without the prior approval of
                ------------------
a majority of the Board of Directors or a duly appointed committee thereof, which majority shall include the Series C Preferred Stock Director and one of the Series A Preferred Stock Directors:

          (a) guarantee, endorse or otherwise be or become contingently liable, or permit any Subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with the obligations, securities or dividends of any person, firm, association or corporation, other than the Company or any of its Subsidiaries, except that the Company and any Subsidiary may endorse negotiable instruments for collection in the ordinary course of business; or

          (b) make or permit any Subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any Subsidiary), firm, association or corporation, except loans and advances to the Company and its wholly-owned Subsidiaries and advances to suppliers and employees made in the ordinary course of business; or

          (c) purchase or invest, or permit any Subsidiary to purchase or invest, in the stock or obligations of any other person, firm or corporation, other than a wholly-owned Subsidiary; or

          (d) pay, or permit any Subsidiary to pay, compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, options, warrants, fees under management contracts or for professional services or fringe benefits to any officer in excess of amounts fixed by the Board of Directors of the Company prior to any payment to such officer; or

          (e) make any material change in the nature of its business as carried on at the date of this Agreement.

     11.  The Preferred Shares.
          --------------------

          11.1  Conversion of Preferred Shares.  Any holder of any Preferred
                ------------------------------
Shares may, at its option, at any time and from time to time, convert such Preferred Shares, or any thereof, into Common Stock at the rate and upon the terms and conditions and subject to the adjustments set forth in the Articles.

          11.2  Stock Fully Paid; Reservation of Shares.  The Company covenants
                ---------------------------------------
and agrees that all Common Stock that may be issued upon conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Articles, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of its Preferred Shares and Common Stock for the purpose of issue upon the conversion of the CVRs and the Preferred Shares.

          11.3  Adjustment of Number of Shares and Conversion Price.  The number
                ---------------------------------------------------
of shares of Common Stock issuable upon conversion of the Preferred Shares and the Conversion Price with respect thereto shall be subject to adjustment from time to time as set forth in the Articles.

          11.4  Mandatory Conversion of Preferred Shares.  The Preferred Shares
                ----------------------------------------
shall automatically be converted into shares of Common Stock, without any act by the Company or the holders of the Preferred Shares, concurrently with the closing of a public offering by the Company of shares of Common Stock registered under the Securities Act that meets the conditions set forth in the Articles for such mandatory conversion of the Preferred Shares.

     12.  Redemption of Preferred Shares.  The Company will redeem and
          ------------------------------
repurchase the Preferred Shares from the holders thereof at the times and upon the terms and conditions set forth in the Articles to the extent funds are legally available to do so. Optional redemptions of the Preferred Shares by the Company shall not be permitted.

     13.  Registration of Stock.
          ---------------------

          13.1  Required Registration.  If the Company shall receive at any time
                ---------------------
after the earlier of (1) October 1, 1999, or (2) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request therefor from any record holder or holders of an aggregate of at least 1,500,000 shares of Registrable Securities not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the Registrable Securities which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of Registrable Securities not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such Registrable Securities for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only three registration statements pursuant to this
Section 13.1, and to pay the expenses associated with such registration statements. In the event that the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section
13.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Registrable Securities covered thereby, and the holders of such Registrable Securities agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such

Registrable Securities, then the holders of such Registrable Securities shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to this Section 13.1.

          If, at the time any written request for registration is received by the Company pursuant to this Section 13.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 13.2 hereof rather than this
Section 13.1, and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 13.2 hereof.

          Without the written consent of the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section 13.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Securities or require the exclusion of any portion of the Registrable Securities to be registered.

          Notwithstanding any of the foregoing, if the Company shall furnish to holders requesting a registration statement pursuant to this Section 13.1, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its shareholders to proceed with such registration and it is therefor essential to defer such registration, the Company shall have the right to defer action under this Section 13.1 for a period of not more than 90 days after receipt of the request of the holders; provided, however, that the Company
                                             --------  -------
may not utilize this right more than once in any 12 month period. During the period of deferral, the Company shall not file any other registration statement under the Securities Act.

          13.2  Incidental Registration.  Each time the Company shall determine
                -----------------------
to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to all record holders of Registrable Securities not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any Registrable Securities given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all such Preferred Shares, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however,
                                                           --------  -------
that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that
                                                ----------------  -------
if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the

Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses for such registration incurred after the Company has decided not to proceed. If any registration pursuant to this
Section 13.2 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section
13.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this Section 13.2 would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered thereby, the number of Registrable Securities otherwise to be included in the underwritten public offering may be reduced, first by excluding pro rata (by number of shares held) the Contingent Warrants and Contingent Warrant Stock, and then, if necessary, pro rata (by number of shares held) the 1996 Warrants, the 1997 Warrant, the 1996 Warrant Stock and the 1997 Warrant Stock, and then, if necessary, pro rata (by number of shares held) among the holders of other Registrable Securities requesting such registration, but in either case only after exclusion of all other shares proposed to be sold by other selling securityholders. The holders of the Registrable Securities shall agree upon request to withhold from the market any and all Registrable Securities and Common Stock held by such holders for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect any underwritten public offering.

          13.3  Registration Procedures.  If and whenever the Company is
                -----------------------
required by the provisions of Section 13.1 or 13.2 hereof to effect the registration of Registrable Securities under the Securities Act, the Company will:

          (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (c) furnish to the securityholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) notify the securityholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

          (h) prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

          (k) at the request of any such holder, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

          13.4 Expenses. With respect to each registration requested pursuant
               --------
to Section 13.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of Registrable Securities in a registration statement pursuant to Section 13.2 hereof (except as otherwise provided in Section 13.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling securityholders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling securityholders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the selling securityholders, and any other expenses incurred by the selling securityholders not expressly included above, shall be borne by the selling securityholders.

          13.5 Indemnification. (a) In the event that any Registrable
               ---------------
Securities are included in a registration statement under Section 13.1 or 13.2 hereof:

               (1) The Company will indemnify and hold harmless each holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Section 13, its directors, officers, employees, agents, successors and assigns, and each person, if any, who controls such holder (collectively, the "Purchaser Indemnified Parties") and any underwriter (as defined in
           -----------------------------
          the Securities Act) for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Purchaser Indemnified Parties and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost, obligation and expense to which the Purchaser Indemnified Parties or any such underwriter or controlling person may become subject under the Securities Act or otherwise (collectively, "Losses"), insofar as such Losses are caused by any
           ------
          untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be
                                --------  -------
          liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (2) Each holder of shares of Registrable Securities which are included in a registration pursuant to the provisions of this Section 13 will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all Losses to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such Losses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof. The liability of holders of shares of Registrable Securities under this Section 13.5(a)(2) shall not exceed, in aggregate, the proceeds of the offering through which the Registrable Securities were acquired from the Company.

          (b) The Company hereby agrees to indemnify and hold each Purchaser, and their respective officers, directors, employees, agents, successors and assigns, harmless from and against:

               (1) any and all loss, damage, liability, cost, obligation and expense based upon, attributable to or resulting from the failure of any representation or warranty of the Company set forth in Sections
          5.4 or 5.5 (to the extent relating to federal and state income taxes) to be true and correct in all material respects; and

               (2) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any Losses, with respect to which indemnification is provided hereunder.

          13.6 Indemnification Procedures. Promptly after receipt by an
               --------------------------
indemnified party pursuant to the provisions of paragraph (a) or (b) of Section
13.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          14.  Default
               -------

               14.1 Events of Default. Each of the following events shall be an
                    -----------------
event of default (an "Event of Default") for purposes of this Agreement:
                      ----------------

               (a) if the Company or any Subsidiary makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; provided, however, that this subparagraph
     (a) shall not apply to any Subsidiary (i) that ceases to do business due to the closure of one or more restaurants or any merger with another Subsidiary or the Company with the approval of the majority of the Board of Directors of the Company or (ii) that is not a Significant Subsidiary within the meaning of Rule 405 of Regulation C under the Securities Act of 1933; or

               (b) if a trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 30 days after such appointment; or

               (c) if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or, if contested by the Company or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 30 days after such institution; or

               (d) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Phase I Closing Date; or

               (e) if an Event of Default (for purposes of this Section 14.1(e), as such term is defined in the 1997 Stock Purchase Agreement) shall have occurred under Section 13(d) of the 1997 Stock Purchase Agreement; or

               (f) if default shall be made in the Company's obligation to redeem the Preferred Shares, as required by the Articles, whether or not funds are legally available therefor; or

               (g) if either of the Series C Preferred Stock Director or the Series A Preferred Stock Directors shall fail to be elected to the Board of Directors in the manner and under the terms and conditions set forth in
     Section 9.9 hereof; provided, however, that there shall be no event of default if such failure to elect the Series C Preferred Stock Director or the Series A Preferred Stock Directors is due to the act of the Preferred Shareholders; or

               (h) if default shall be made in the due and punctual performance or observance of any of the terms contained in Section 9.5, Section 9.18,
     Section 10.1, Section 10.2, or Section 10.3 hereof, and such default shall have continued for a period of 30 days after written notice thereof to the Company by the holder of any Preferred Shares which period shall be extended, not to exceed a total of 90 days, if the Company reasonably demonstrates to the Preferred Shareholders diligent and good faith efforts to cure the default; or

               (i) if Joseph Micatrotto shall not be employed as President and Chief Executive Officer of the Company, and the Company shall have failed to employ within 60 days of such termination of employment a successor to Mr. Micatrotto approved by a majority of the Board of Directors of the Company, which majority shall include the Series C Preferred Stock Director and the Series A Preferred Stock Director designated by Norwest Equity Partners V. Such 60 day period shall be extended, to not exceed a total of 180 days, if the Company reasonably demonstrates good faith and diligent efforts to retain a qualified successor.

               14.2  Remedies Upon Events of Default. Upon the occurrence of an
                     -------------------------------
Event of Default as herein defined, except for an Event of Default under Section 14.1(d) hereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of two-thirds of the Preferred Shares then outstanding, (a) the holders of two-thirds of the Preferred Shares then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in the Articles and (b) the holders of two-thirds of the Preferred Shares then outstanding may require the Company immediately to redeem, at $3.75 per Series A Preferred Share, $4.50 per Series B Preferred Share and $5.125 per Series C Preferred Share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus all dividends unpaid and accumulated or accrued thereon, if any, to the date of such redemption, including in the case of the Series C Preferred Shares, all Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares then outstanding, and thereupon the Company shall be obligated to redeem all Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares then outstanding.

     Upon the occurrence of an Event of Default under Section 14.1(d) hereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of two-thirds of the Series C Preferred Shares then outstanding, (a) the holders of two-thirds of the Preferred Shares then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in the Articles and (b) the holders of two-thirds of the Series C Preferred Shares then outstanding may require the Company immediately to redeem, at $5.125 per Series C Preferred Share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) plus all dividends unpaid and accumulated or accrued thereon, if any, to the date of such redemption, including, in the case of the Series C Preferred Shares, all Series C Preferred Shares then outstanding, and thereupon the Company shall be obligated to redeem all Series C Preferred Shares then outstanding.

               14.3 Notice of Defaults. When, to its knowledge, any Event of
                    ------------------
Default has occurred or exists, the Company agrees to give written notice within three Business Days of such Event of Default to the holders of all outstanding Preferred Shares. If the holder of any Preferred Shares shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Preferred Shares at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

               14.4 Suits for Enforcement. In case any one or more Events of
                    ---------------------
Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 14.2 hereof, the holders of two-thirds of the Preferred Shares may proceed to protect and enforce their rights under this Section 14 by suit in equity or action at law. It is agreed that in the event of such action such holders of Preferred Shares shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

               14.5 Remedies Cumulative. No right, power or remedy conferred
                    -------------------
upon any holder of Preferred Shares shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

               14.6 Remedies not Waived. No course of dealing between the
                    -------------------
Company and any Preferred Shareholder, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 14.6 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

          15.  Termination of Certain Covenants. The obligations of the Company
               --------------------------------
under Sections 9 and 10 hereof, other than its obligations under Sections 9.10 and 9.13 hereof, shall, notwithstanding any provisions hereof apparently to the contrary, terminate and shall be of no further force or effect from and after the earlier to occur of (i) the date on which less than 25% of the Series A Preferred Shares are outstanding, less than 25% of the Series B Preferred Shares are outstanding and less than 25% of the Series C Preferred Shares are outstanding and (ii) the date on which all of the Preferred Shareholders hold, in the aggregate, less than 5% of the Fully Paid Securities of the Company.

          16.  Documents to be Delivered at the Phase I Closing.
               ------------------------------------------------

               16.1 Deliveries by the Company to the Purchasers. At the Phase I
                    -------------------------------------------
Closing, the Company shall deliver, or shall cause to be delivered, to the Purchasers the following:

               (a) certificates (dated the Phase I Closing Date and in form and substance reasonably satisfactory to the Purchasers) executed on behalf of the Company pursuant to Section 7.6 hereof;

               (b) certificates representing 100% of the Series C Preferred Shares and the CVRs purchased at the Phase I Closing shall have been, or shall at the Phase I Closing be, validly delivered and transferred to the Purchasers, free and clear of any and all pledges, liens, restrictions and encumbrances;

               (c) all consents and waivers referred to in Section 7.5 hereof, in a form reasonably satisfactory to the Purchasers, with respect to the transactions contemplated by this Agreement;

               (d) an affidavit, in a form reasonably satisfactory to the Purchasers, of the Company stating under penalties of perjury the Company's United States taxpayer identification number and that the Company is not a foreign person within the meaning of Section 1445(b)(2) of the Code;

               (e) a filed copy of the Articles of Incorporation, as amended by the Articles, certified by the Secretary of State of the State of Minnesota;

               (f) the Stockholders' Agreement substantially in the form attached hereto as Exhibit 2, duly executed by the Company and each of the parties thereto (other than the Purchasers);

               (g) the opinion of Faegre & Benson LLP, counsel for the Company, dated the Phase I Closing Date pursuant to Section 7.7 hereof;

               (h)  a receipt for the purchase price paid at the Phase I
     Closing;

               (i) a certificate of the Secretary of the Company, certifying as to (i) the Company's By-laws, (ii) the incumbency of those officers of the Company who shall be executing and delivering this Agreement and (iii) the adoption by the Board of Directors of the Company and its shareholders of appropriate corporate resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby;

               (j) certificates of good standing with respect to the Company and each Subsidiary, issued by the Secretary of the State of the state of incorporation and for each state in which the Company and each Subsidiary are qualified to do business as a foreign corporation dated as soon as practicable prior to the Phase I Closing Date; and

               (k) evidence acceptable to the Purchasers reflecting the recomposition of the Board of Directors of the Company as set forth in
     Section 9.9 hereof.

               16.2 Deliveries by the Purchasers to the Company. At the Phase I
                    -------------------------------------------
Closing, the Purchasers shall have delivered to the Company the following:

               (a)  the purchase price payable at the Phase I Closing; and

               (b) the Stockholders' Agreement substantially in the form attached hereto as Exhibit 2, duly executed by the Purchasers.

          17.  Documents to be Delivered at the Phase II Closing.
               -------------------------------------------------

               17.1 Deliveries by the Company to the Centre Purchasers. At a
                    --------------------------------------------------
Phase II Closing, the Company shall deliver, or shall cause to be delivered, to the Centre Purchasers the following:

               (a) certificates (dated the Phase II Closing Date and in form and substance reasonably satisfactory to the Centre Purchasers) executed on behalf of the Company pursuant to Section 8.5 hereof;

               (b) certificates representing 100% of the Series C Preferred Shares and the CVRs purchased at such Phase II Closing shall have been, or shall at such Phase II Closing be, validly delivered and transferred to the Centre Purchasers, free and clear of any and all pledges, liens, restrictions and encumbrances;

               (c) all consents and waivers referred to in Section 8.4 hereof, in a form reasonably satisfactory to the Centre Purchasers, with respect to the transactions contemplated by this Agreement;

               (d) the opinion of Faegre & Benson LLP, counsel for the Company, dated the Phase II Closing Date pursuant to Section 8.6 hereof;

               (e)  a receipt for the purchase price paid at the Phase II
     Closing;

               (f) a certificate of the Secretary of the Company, certifying as to (i) the Company's By-laws, (ii) that the resolutions adopted by the Company's Board of Directors and its shareholders on or before the Phase I Closing Date remain in full force and effect and (iii) that the incumbency of those officers of the Company certified to on or before the Phase I Closing Date remains in full force and effect; and

               (g) certificates of good standing with respect to the Company and each Subsidiary, issued by the Secretary of the State of the state of incorporation and for each state in which the Company and each Subsidiary are qualified to do business as a foreign corporation dated as soon as practicable prior to the Phase II Closing Date.

               17.2 Deliveries by the Centre Purchasers to the Company. At a
                    --------------------------------------------------
Phase II Closing, the Centre Purchasers shall have delivered to the Company the purchase price payable at a Phase II Closing.

          18.  Definitions. Unless the context otherwise requires, the terms
               -----------
defined in this Section 18 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with GAAP consistently applied as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors of the Company as required under the provisions of Section 9.3 hereof.

               18.1 "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Phase I Closing Date or any Phase II Closing Date, except the Common Stock issued upon conversion of Preferred Shares.

               18.2 "Annual Plan" shall have the meaning set forth in Section
9.5 hereof.

               18.3 "Articles" shall have the meaning set forth in Section 1 hereof.

               18.4 "Articles of Incorporation" shall have the meaning set forth in Section 1 hereof.

               18.5 "Balance Sheet Date" shall have the meaning set forth in
Section 5.3 hereof.

               18.6 "Business Day" shall mean any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

               18.7 "Closing" shall have the meaning set forth in Section 3(b) hereof.

               18.8  "Commission" shall have the meaning set forth in Section
6.1 hereof.

               18.9  "Common Shareholders" shall have the meaning set forth in
Section 7.5 hereof.

               18.10 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

               18.11 "Company" shall have the meaning set forth in the recital hereof.

               18.12 "Consolidated Tangible Net Worth" shall mean the aggregate amount of shareholder's equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP consistent with those followed in preparation of the Financial Statements, plus the aggregate principal amount of the outstanding Convertible Debentures, less the purchase price of acquired businesses in excess of the fair market value of tangible net assets, other items of goodwill, patents, trademarks, trade names, copyrights, organization expense, treasury stock, unamortized debt discount and expense, any write-up of the value of any asset, and other like intangibles (but excluding the book value of capitalized pre-opening expenses), all determined on a consolidated basis in accordance with GAAP consistent with those followed in the preparation of the Financial Statements.

               18.13 "Contingent Warrants" shall mean the warrants dated October 31, 1997, issued to the holders of the Series B Preferred Shares.

               18.14 "Contingent Warrant Stock" shall mean the shares of Common Stock issuable upon exercise of the Contingent Warrants and all securities issued in substitution or exchange therefore.

               18.15 "Conversion Price" shall mean such price at which the Preferred Shares are convertible into Common Stock pursuant to the Articles.

               18.16 "Conversion Stock" shall have the meaning set forth in
Section 1 hereof.

               18.17 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

          18.18 "CVR Stock" shall have the meaning set forth in Section 1 hereof.

          18.19 "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

          18.20  "Event of Default" shall have the meaning set forth in Section
14.1 hereof.

          18.21 "Expenses" shall have the meaning set forth in Section 13.5(b)(2) hereof.

          18.22  "Financial Statements" shall have the meaning set forth in
Section 5.3 hereof.

          18.23  "Financing Warrants" shall have the meaning set forth in
Section 9.16 hereof.

          18.24  "Fully Paid Securities" shall have the meaning set forth in
Section 9.16 hereof.

          18.25 "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

          18.26 "Junior Stock" shall mean Common Stock and all other shares of stock of any other class of the Company at any time created and issued ranking junior to the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares with respect to the right to receive dividends and/or the right to the distribution of assets upon liquidation, dissolution or winding up of the Company.

          18.27 "Losses" shall have the meaning set forth in Section 13.5(a)(1) hereof.

          18.28 Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities shall mean any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

          18.29 "Material Adverse Effect" shall mean any event, change or effect that is materially adverse to (i) the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement, or (iii) the ability of the Company and its Subsidiaries to conduct their respective businesses after the Phase I Closing Date substantially as such businesses are being conducted as of the date hereof.

          18.30 "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) capitalized leases and purchase money liens; and
(c) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and liens and encumbrances incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

          18.31 "Phase I Closing" shall have the meaning set forth in Section 3(a) hereof.

          18.32  "Phase I Closing Date" shall have the meaning set forth in
Section 3(a) hereof.

          18.33 "Phase II Closing" shall have the meaning set forth in Section 3(b) hereof.

          18.34  "Phase II Closing Date" shall have the meaning set forth in
Section 3(b) hereof.

          18.35 "Preferred Shareholders" shall mean the Purchasers under this Agreement, the 1997 Stock Purchase Agreement and the 1996 Stock Purchase Agreement.

          18.36 "Purchased Stock" shall mean the Series C Preferred Shares, the Conversion Stock, the CVR Stock and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets.

          18.37 "Purchase Price" shall have the meaning set forth in Section 2(c) hereof.

          18.38 "Purchaser Indemnified Parties" shall have the meaning set forth in Section 13.5(a)(1) hereof.

          18.39 "Registrable Securities" shall mean the Series A Preferred Shares, the

Series B Preferred Shares, the Series C Preferred Shares and all shares of Common Stock of the Company issued in exchange or substitution therefor (and all shares of Common Stock issued pursuant to the CVRs), and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. Solely for the purpose of Section 13, the term Registrable Securities shall also include the 1996 Warrants, the 1997 Warrants, the Contingent Warrants, the 1996 Warrant Stock, the 1997 Warrant Stock and the Contingent Warrant Stock. Nothing in this Section 18.39 shall be deemed to require the Company to register any Preferred Shares, the 1996 Warrants, the 1997 Warrants or the Contingent Warrants, it being understood that the registration rights granted by Section 13 hereof relate only to shares of Common Stock and securities issued in substitution or exchange therefor.

          18.40  "Remaining Directors" shall have the meaning set forth in
Section 9.9 hereof.

          18.41  "Securities Act" shall have the meaning set forth in Section
4.1 hereof.

          18.42 "Senior Indebtedness" shall mean (a) the principal of all Indebtedness for Borrowed Money of the Company and its Subsidiaries to banks, insurance companies or other financial institutions, (b) the present value of net minimum lease payments of all leases under which the Company or any of its Subsidiaries is the lessee and which are required to be capitalized under GAAP,
(c) the principal of all indebtedness of the Company or any of its Subsidiaries under installment purchase agreements, and (d) the principal of all indebtedness of the Company or any of its Subsidiaries to the owners of any real property leased by the Company for leasehold improvements financed by such owners.

          18.43 "Series A Preferred Shareholders" shall have the meaning set forth in Section 7.5 hereof.

          18.44  "Series A Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          18.45 "Series A Preferred Stock Directors" shall have the meaning set forth in Section 9.9 hereof.

          18.46 "Series B Preferred Shareholders" shall have the meaning set forth in Section 7.5 hereof.

          18.47  "Series B Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          18.48 "Series C Preferred Shareholders" shall have the meaning set forth in Section 9.9 hereof.

          18.49  "Series C Preferred Shares" shall have the meaning set forth in
Section 1 hereof.

          18.50 "Series C Preferred Stock Director" shall have the meaning set forth in Section 9.9 hereof.

          18.51  "Stockholders' Agreement" shall have the meaning set forth in
Section 2 hereof.

          18.52 "1996 Stock Purchase Agreement" shall have the meaning set forth in Section 1 hereof.

          18.53 "1997 Stock Purchase Agreement" shall have the meaning set forth in Section 1 hereof.

          18.54 "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

          18.55  "1996 Warrants" shall have the meaning set forth in Section
9.16 hereof.

          18.56  "1997 Warrants" shall have the meaning set forth in Section
9.16 hereof.

          18.57  "1996 Warrant Stock" shall have the meaning set forth in
Section 9.16 hereof.

          18.58  "1997 Warrant Stock" shall have the meaning set forth in
Section 9.16 hereof.

     19.  Understanding Among Purchasers. The determination by each of the
          ------------------------------
Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independent of the other Purchasers, and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the other Purchasers or by any agent or employee of the other Purchasers. In addition, it is acknowledged by each of the Purchasers that the other Purchasers have not acted as such Purchaser's agent in connection with making its investment hereunder and that the other Purchasers will not be acting as such Purchaser's agent in connection with monitoring such Purchaser's investment hereunder.

     20.  Consents; Waivers and Amendments. Except as otherwise specifically
          --------------------------------
provided herein, in each case in which approval of the Preferred Shareholders is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of such holders owning at least two-thirds of the Preferred Shares then owned by the Preferred Shareholders (for purposes of this Section 20, the Preferred Shares shall have a number of votes equal to the number of shares of Common Stock into which the Preferred Shares are convertible).

With the written consent of holders owning at least two-thirds of the Purchased Stock then owned by the Series C Preferred Shareholders, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Stock and of the Company; provided, however, that no such waiver or supplemental agreement shall
         --------  -------
(a) amend the terms of the Series C Preferred Shares as set forth in the Articles (any such amendment to the terms of the Series C Preferred Shares shall require the vote of the holders of the Series C Preferred Shares called for by the Articles), or (b) reduce the aforesaid percentage of Purchased Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Purchased Stock who have not previously consented thereto in writing. Notwithstanding the foregoing, following the Phase I Closing, no provision of Sections 9,10,11,12,13,14 or 20 shall be amended, waived or modified unless consented to by holders of a majority of the Preferred Shares.

     21.  Changes, Waivers, Etc. Neither this Agreement nor any provision hereof
          ---------------------
may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 20 hereof.

     22.  Payment of Fees and Expenses of Purchasers. Upon the consummation of
          ------------------------------------------
the sale of the Purchased Securities anticipated by this Agreement (at either of the Phase I Closing or a Phase II Closing) or upon failure by the Company to consummate such sales, the Company will pay the reasonable out-of-pocket expenses incurred by the Purchasers (including amounts owed to third parties) in connection with the transactions herein contemplated, including without limitation the reasonable fees and out-of-pocket expenses of Weil, Gotshal and Manges LLP for their services as special counsel to the Purchasers in connection with the transactions herein contemplated. The Company will also pay (a) all fees and expenses incurred by the Purchasers with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby, and
(b) all fees and expenses incurred by the Purchasers with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby.

     23.  Notices. All notices, requests, consents and other communications
          -------
required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

          (a) if to any holder of any Purchased Stock, addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

          (b) if to the Company, addressed to the Company, 1422 West Lake Street, Suite 220, Minneapolis, Minnesota 55408, attention President, or to such other address as the Company may specify by written notice to the Purchasers, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     24.  Survival of Representations and Warranties, Etc. All representations
          -----------------------------------------------
and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the sale and purchase of the Purchased Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

     25.  Parties in Interest. All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Purchased Stock.

     26.  Headings. The headings of the Sections and paragraphs of this
          --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     27.  Choice of Law. It is the intention of the parties that the laws of
          -------------
Minnesota, without giving regard to the conflicts of laws provisions thereof, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     28.  Counterparts. This Agreement may be executed concurrently in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     29.  1997 Stock Purchase Agreement. After the Phase I Closing of the sale
          -----------------------------
of Purchased Securities hereunder, this Agreement shall supersede the 1997 Stock Purchase Agreement with respect to Sections 8, 9, 10, 11, 12 (except for Section 12.5), 13 (except Section 13.1(d) and the remedy provided therefor in Section 13.2) and 14 thereof (and applicable definitions), and those same sections of the 1997 Stock Purchase Agreement shall be of no further force and effect.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.


                                    Very truly yours,

                                    BUCA, INC.



                                    By:  /s/ Greg A. Gadel
                                       --------------------
                                       Name:  Greg A. Gadel
                                       Title: CFO

The foregoing Agreement is hereby
accepted as of the date first above written.


                         THE PURCHASERS:
                         --------------


                         CENTRE CAPITAL INVESTORS II, L.P.
                         CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                         CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                         By: Centre Partners II, L.P.
                              General Partner

                              By:  Centre Partners Management LLC
                                   Attorney-in-fact

                                   By:  /s/ Paul Zepf
                                      -----------------------------
                                      Paul Zepf
                                      Managing Director


                         STATE BOARD OF ADMINISTRATION OF FLORIDA

                         By:  Centre Parallel Management Partners, L.P.
                              Manager

                              By:  Centre Partners Management LLC
                                   Attorney-in-fact

                                   By: /s/ Paul Zepf
                                      -----------------------------
                                      Paul Zepf
                                      Managing Director


                         CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                         CENTRE PARTNERS COINVESTMENT, L.P.


                         By:  Centre Partners II LLC
                                        General Partner

                         By:  /s/ Paul Zepf
                            --------------------------------
                            Paul Zepf
                            Managing Director

                              THE PURCHASERS:
                              --------------


                              NORWEST EQUITY PARTNERS V,
                              A MINNESOTA LIMITED PARTNERSHIP

                              By: Itasca Partners V, L.L.P., General Partner


                              By:  /s/ John P. Whaley
                                 ----------------------
                                   Partner


                              NORTHWOOD CAPITAL PARTNERS LLC


                              By:  /s/ Henry T. Wilson
                                 -----------------------
                                   Managing Director


                              NORTHWOOD VENTURES


                              By:  /s/ Henry T. Wilson
                                  ----------------------
                                  Managing Director


                              REGENT CAPITAL PARTNERS, L.P.


                              By: Regent Capital Holdings, L.P., General Partner
                              By: Regent Capital Holdings, Inc., General Partner

                              By:  /s/ J. Oliver Maggard
                                 -------------------------


                              WALDEN-SBIC, L.P.


                              By:  /s/  Arthur Berliner
                                 ------------------------


                              WALDEN TECHNOLOGY VENTURES II, L.P.


                              By:  /s/  Arthur Berliner
                                 -----------------------

                                 SCHEDULE A

                                           No. of
                                          Series C          No. of    Purchase
                                      Preferred Shares       CVRs       Price
                                      ----------------       ----       -----
CENTRE CAPITAL INVESTORS II, L.P.          300,515         300,515   $1,540,140.00

CENTRE CAPITAL TAX-EXEMPT                   97,793          97,793   $  501,190.00
 INVESTORS II, L.P.

CENTRE CAPITAL OFFSHORE                     65,390          65,390   $  335,125.00
  INVESTORS II, L.P.

CENTRE PARALLEL MANAGEMENT                   4,607           4,607   $   23,612.00
  PARTNERS, L.P.

CENTRE PARTNERS                             50,944          50,944   $  261,090.00
  COINVESTMENT, L.P.

STATE BOARD OF ADMINISTRATION              456,360         456,360   $2,338,843.00
  OF FLORIDA

NORWEST EQUITY PARTNERS V, L.P.            424,203         424,203   $2,174,040.38

NORTHWOOD CAPITAL PARTNERS LLC               9,756           9,756   $   49,999.50

NORTHWOOD VENTURES                          87,805          87,805   $  450,000.63

REGENT CAPITAL PARTNERS, L.P.               72,659          72,659   $  372,377.38

WALDEN-SBIC, L.P.                           59,170          59,170   $  303,246.25

WALDEN TECHNOLOGY VENTURES II, L.P.          9,823           9,823   $   50,342.88
                                         ---------       ---------   -------------
TOTAL:                                   1,639,025       1,639,025   $8,400,007.02

                               TABLE OF CONTENTS

1.   Authorization of Securities.....................................       1

2.   Sale and Purchase of Securities.................................       2

3.   Closings........................................................       3

4.   Restriction on Transfer of Securities...........................       4
     4.1      Restrictions...........................................       4
     4.2      (a)  Legend............................................       4
              (b)  Stop Transfer Order...............................       5
     4.3      Removal of Legend......................................       5
     4.4      Register of Securities.................................       5

5.   Representations and Warranties by Company.......................       5
     5.1      Organization, Standing, Etc............................       5
     5.2      Qualification..........................................       6
     5.3      Financial Statements...................................       6
     5.4      Tax Returns and Audits.................................       6
     5.5      No Undisclosed Liabilities.............................       7
     5.6      Absence of Certain Developments........................       7
     5.7      Title to Properties and Encumbrances...................       8
     5.8      Litigation; Governmental Proceedings...................       8
     5.9      Compliance with Applicable Laws and Other Instruments..       8
     5.10     Purchased Securities, Conversion Stock and CVR Stock...       9
     5.11     Securities Laws........................................       9
     5.12     Patents and Other Intangible Rights....................       9
     5.13     Capital Stock..........................................      10
     5.14     Outstanding Debt.......................................      11
     5.15     Schedule of Assets and Contracts.......................      11
     5.16     Corporate Acts and Proceedings.........................      13
     5.17     Insurance Coverage.....................................      13
     5.18     No Brokers or Finders..................................      13
     5.19     Conflicts of Interest..................................      13
     5.20     Licenses...............................................      14
     5.21     Registration Rights....................................      14
     5.22     Employee Benefit Plans.................................      14
     5.23     Environmental and Safety Laws..........................      16
     5.24     Employees..............................................      16
     5.25     Small Business Concern.................................      16
     5.26     Absence of Restrictive Agreements......................      17
     5.27     Application of Proceeds................................      17

     5.28     Disclosure..................................................................      17
     5.29     Payables....................................................................      17
     5.30     Year 2000...................................................................      17

6.   Representations and Warranties of Purchasers.........................................      18
     6.1      Investment Intent...........................................................      18
     6.2      Location of Principal Office and Qualification as Accredited Investor.......      18
     6.3      Acts and Proceedings........................................................      18
     6.4      No Brokers or Finders.......................................................      18

7.   Conditions of Each Purchaser's Obligation at the Phase I Closing.....................      19
     7.1      No Errors, Etc..............................................................      19
     7.2      Compliance with Agreement...................................................      19
     7.3      Material Adverse Change.....................................................      19
     7.4      Legal Proceedings...........................................................      19
     7.5      Consents....................................................................      19
     7.6      Certificate of Officers.....................................................      19
     7.7      Opinion of Company's Counsel................................................      20
     7.8      No Event of Default.........................................................      22
     7.9      Qualification Under State Securities Laws...................................      23
     7.10     Proceedings and Documents...................................................      23
     7.11     Stockholders' Agreement.....................................................      23
     7.12     Transaction Fee.............................................................      23
     7.13     Expenses....................................................................      23

8.   Conditions of Each Purchaser's Obligation at a Phase II Closing......................      23
     8.1      No Errors, Etc..............................................................      23
     8.2      Compliance with Agreement...................................................      24
     8.3      Legal Proceedings...........................................................      24
     8.4      Consents....................................................................      24
     8.5      Certificate of Officers.....................................................      24
     8.6      Opinion of Company's Counsel................................................      24
     8.7      No Event of Default.........................................................      24
     8.8      Qualification Under State Securities Laws...................................      24
     8.9      Transaction Fee.............................................................      24
     8.10     Expenses....................................................................      24

9.   Affirmative Covenants................................................................      24
     9.1      Corporate Existence.........................................................      25
     9.2      Books of Account and Reserves...............................................      25
     9.3      Furnishing of Financial Statements and Information..........................      25
     9.4      Inspection..................................................................      27
     9.5      Preparation and Approval of Budgets.........................................      27
     9.6      Payment of Taxes and Maintenance of Properties..............................      28
     9.7      Insurance...................................................................      28

     9.8      Payment of Indebtedness and Discharge of Obligations.....................................   29
     9.9      Directors' and Shareholders' Meetings; Board Committees..................................   29
     9.10     Replacement of Certificates Representing Preferred Shares or Conversion Stock............   31
     9.11     Application of Proceeds..................................................................   31
     9.12     Retirement Plans.........................................................................   31
     9.13     Filing of Reports........................................................................   32
     9.14     Patents and Other Intangible Rights......................................................   32
     9.15     Insurance on Lives of Key Personnel......................................................   32
     9.16     Rights to Purchase Additional Securities.................................................   32
     9.17     Rule 144A................................................................................   34
     9.18     Net Worth................................................................................   34
     9.19     Best Efforts.............................................................................   34
     9.20     Management Rights........................................................................   34

10.  Negative Covenants................................................................................   35
     10.1     Dividends on or Redemption of Junior Stock...............................................   35
     10.2     Future Registration Rights...............................................................   35
     10.3     Other Restrictions.......................................................................   36

11.  The Preferred Shares..............................................................................   36
     11.1     Conversion of Preferred Shares...........................................................   36
     11.2     Stock Fully Paid; Reservation of Shares..................................................   36
     11.3     Adjustment of Number of Shares and Conversion Price......................................   37
     11.4     Mandatory Conversion of Preferred Shares.................................................   37

12.  Redemption of Preferred Shares....................................................................   37

13.  Registration of Stock.............................................................................   37
     13.1     Required Registration....................................................................   37
     13.2     Incidental Registration..................................................................   38
     13.3     Registration Procedures..................................................................   39
     13.4     Expenses.................................................................................   41
     13.5     Indemnification..........................................................................   41
     13.6     Indemnification Procedures...............................................................   43

14.  Default...........................................................................................   44
     14.1     Events of Default........................................................................   44
     14.2     Remedies Upon Events of Default..........................................................   45
     14.3     Notice of Defaults.......................................................................   46
     14.4     Suits for Enforcement....................................................................   46
     14.5     Remedies Cumulative......................................................................   46
     14.6     Remedies not Waived......................................................................   46

15.  Termination of Certain Covenants..................................    47

16.  Documents to be Delivered at the Phase I Closing..................    47
     16.1     Deliveries by the Company to the Purchasers..............    47
     16.2     Deliveries by the Purchasers to the Company..............    48

17.  Documents to be Delivered at the Phase II Closing.................    48
     17.1     Deliveries by the Company to the Purchasers..............    48
     17.2     Deliveries by the Purchasers to the Company..............    49

18.  Definitions.......................................................    49

19.  Understanding Among Purchasers....................................    54

20.  Consents; Waivers and Amendments..................................    54

21.  Changes, Waivers, Etc.............................................    55

22.  Payment of Fees and Expenses of Purchasers........................    55

23.  Notices...........................................................    55

24.  Survival of Representations and Warranties, Etc...................    56

25.  Parties in Interest...............................................    56

26.  Headings..........................................................    56

27.  Choice of Law.....................................................    56

28.  Counterparts......................................................    56

29.  1997 Stock Purchase Agreement.....................................    56

     SCHEDULES AND EXHIBITS

Exhibits:
--------

Exhibit 1          -   Articles
Exhibit 2          -   Amended and Restated Shareholder Agreement
Exhibit 3          -   Form of Contingent Value Rights

Schedules:
---------

Schedule A         -   Purchasers
Schedule 5.1       -   Organization
Schedule 5.2       -   Qualifications
Schedule 5.3       -   Financial Statements
Schedule 5.4       -   Tax
Schedule 5.5       -   No Undisclosed Liabilities
Schedule 5.6       -   Certain Developments
Schedule 5.7       -   Title to Properties and Encumbrances
Schedule 5.8       -   Litigation
Schedule 5.9       -   Compliance with Applicable Law and Other Instruments
Schedule 5.11      -   Securities Laws
Schedule 5.12      -   Intellectual Property
Schedule 5.13      -   Capital Stock
Schedule 5.15      -   Material Contracts and Assets
Schedule 5.17      -   Insurance Coverage
Schedule 5.18      -   Brokers or Finders
Schedule 5.19      -   Conflicts
Schedule 5.20      -   Licenses
Schedule 5.21      -   Registration Rights
Schedule 5.22      -   Retirement Plans
Schedule 5.23      -   Environmental
Schedule 5.24      -   Employees
Schedule 5.28      -   Payables
Schedule 5.29      -   Year 2000
Schedule 9.15      -   Key Man Life Insurance